[EQUITABLE LOGO]                   THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                     THE UNITED STATES

GROUP ANNUITY CONTRACT NO.: AC 0000
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CONTRACT HOLDER: UNITED STATES TRUST COMPANY OF NEW YORK


REGISTER DATE:    March 1, 1993
                  -------------

This Contract is issued in consideration of payment of the Contributions under the terms of this Contract.

The terms of this Contract, which include the following pages, are agreed to by the Contract Holder and The Equitable Life Assurance Society of the United States ("Equitable").

FOR THE CONTRACT HOLDER                        FOR EQUITABLE

By_____________________                        By /s/ Richard H. Jenrette
                                                  Chairman of the Board
Title__________________

                                               By /s/ Joseph J. Melone
Dated__________________                           President and Chief Executive
                                                  Officer

                                               By /s/ Molly K. Heines
                                                  Vice President and Secretary
At New York, New York
                                               By
                                                  Assistant Registrar

                                               Date of Issue __________________

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN PART II OF THIS CONTRACT.

THE AMOUNT OF ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION AS DESCRIBED IN SECTION 7.02 OF THIS CONTRACT.

                                 INTEREST RATE GUARANTEE - FIXED AND VARIABLE
                                 ANNUITY BENEFITS - NON-PARTICIPATING
No. 11993AC-C




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                                TABLE OF CONTENTS


                                                                       Page

Part I - DEFINITIONS                                                      3
Part II - DIVISIONS                                                       5
Part III - CONTRIBUTIONS AND TRANSFERS                                    7
PART IV - WITHDRAWALS AND TERMINATIONS                                    8
Part V - DEATH BENEFITS                                                   9
Part VI - CHARGES                                                         11
Part VII - ANNUITY BENEFITS                                               12
Part VIII - GENERAL PROVISIONS                                            15

Appendix A-IRA

Part I -  APPLICABLE TO IRA CERTIFICATES
          for both periodic and rollover Contributions                    20
Part II - APPLICABLE TO IRA CERTIFICATES                                  24
          for rollover Contributions only

Appendix A - SEP                                                          28
Applicable to SEP CERTIFICATES
Appendix B-IRA - APPLICABLE TO IRA CERTIFICATES                           32
Appendix B-SEP APPLICABLE TO SEP CERTIFICATES                             34




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                              PART I - DEFINITIONS


SECTION 1.01 ACCUMULATION UNIT

"Accumulation Unit" means a unit which is purchased in an Investment Division of the Separate Account.

SECTION 1.02 ACCUMULATION UNIT VALUE

"Accumulation Unit Value" means the dollar value of each Accumulation Unit in an Investment Division of the Separate Account on a given date.

SECTION 1.03 ANNUITANT.

"Annuitant" means a person who has been enrolled under the Contract or any successor annuitant. A person will become enrolled upon receipt by Equitable of an application form made available by Equitable and completed in a manner satisfactory to Equitable. A certificate will be issued with respect to each Annuitant, in a form defined in Section 1.15, Section 1.16, or Section 1.20, whichever applies to the Annuitant pursuant to the application form, setting forth the benefits applicable to the Annuitant and the rights which the Owner may exercise.

SECTION 1.04 ANNUITY ACCOUNT VALUE.

"Annuity Account Value" means the sum of the amounts held with respect to an Owner or Annuitant, as set forth in the applicable certificate, in the Guaranteed Interest Division and the Investment Divisions of the Separate Account.

SECTION 1.05 ANNUITY BENEFIT.

"Annuity Benefit" means a benefit payable by Equitable pursuant to Part VII of this Contract.

SECTION 1.06 BUSINESS DAY.

A "business day" is any day on which Equitable is open and the New York Stock Exchange is open for trading.

SECTION 1.07 CASH VALUE.

"Cash Value" means an amount equal to the Annuity Account Value, less any withdrawal charge that applies as described in Section 6.01.

SECTION 1.08 CODE.

"Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.09 CONTRACT.

"Contract"  means this  Contract.  Attached  to and part of this  Contract  are:
Appendix A-IRA and Appendix B-IRA applicable to Annuitants to whom an IRA Certificate is issued; and Appendix A-SEP and Appendix B-SEP applicable to Annuitants to whom a SEP Certificate is issued. The application form completed for such Annuitant as described in Section 1.03 will specify the type of Certificate issued (IRA, Non-Qualified, or SEP Certificate, defined in Section 1.15, 1.16, and 1.20, respectively) and this determines if any Appendix A and B apply. If a Non-Qualified Certificate applies to the Annuitant, then the terms of this Contract without any Appendix A and B will apply.

No.11993AC-C                                                           Page 3

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SECTION 1.10 CONTRACT DATE.

"Contract Date" means, with respect to an Annuitant, the date on which the Annuitant is enrolled under the Contract. That is, it is the date Equitable has received both a Contribution and the completed application form which is supplied by Equitable.

SECTION 1.11 CONTRACT YEAR.

"Contract Year" means, with respect to an Annuitant, the twelve month period starting on (i) the Contract Date and (ii) each anniversary of the Contract Date, unless Equitable agrees to another period.

SECTION 1.12 CONTRIBUTION.

"Contribution" means a payment made to Equitable as described in Section 3.01.

SECTION 1.13 DIVISION.

"Division" means the Guaranteed Interest Division or an Investment Division of the Separate Account. Each Division is described in Part II of this Contract.

SECTION 1.14 GUARANTEED INTEREST RATE.

"Guaranteed Interest Rate" means the effective annual rates at which interest accrues on the amount in the Guaranteed Interest Division. An initial rate to apply with respect to each new Annuitant is determined by Equitable. Section
2.01 describes the determination of the rates to apply thereafter.

SECTION 1.15 IRA CERTIFICATE.

"IRA Certificate" means a certificate issued by Equitable with respect to an Annuitant who is enrolled under this Contract pursuant to an individual retirement annuity program meeting the requirements of Section 408(b) of the Code.

SECTION 1.16 NON-QUALIFIED CERTIFICATE.

"Non-Qualified Certificate" means a certificate issued by Equitable with respect to an Annuitant who is enrolled under this Contract but not pursuant to a "qualified plan." A qualified plan for this purpose is one which receives favorable tax treatment under Section 401, 403 or 408, and other applicable provisions, of the Code.

SECTION 1.17 OWNER.

"Owner" means the person who owns a certificate, as named on the certificate, or any successor owner.

SECTION 1.18 PROCESSING OFFICE.

"Processing Office" means Equitable Individual Annuity Center, P.O. Box 2996, New York, New York 10116, or such other location as Equitable may designate upon advance written notice to each Owner.

SECTION 1.19 RETIREMENT DATE

"Retirement Date" means the date on which the Annuitant attains the retirement age shown on the application form submitted for the Annuitant and on the applicable certificate.

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Before the  Retirement  Date the Owner may elect to change  such Date to another
Retirement Date, which may be any date after the election is filed (other than the 29th, 30th or 31st day of any month). Any election for such change must be made in writing by the Owner and will not take effect until received and accepted by Equitable at its Processing Office.

No Retirement Date will be later than the first of the month which follows the date the Annuitant attains Equitable's maximum maturity age (currently age 85) or, if later, the tenth anniversary of the Contract Date, unless changed by Equitable to conform to any law which applies.

SECTION 1.20 SEP CERTIFICATE.

"SEP Certificate" means a certificate issued by Equitable with respect to an Annuitant who is enrolled under this Contract in order to provide an Annuity Benefit in accordance with a written program constituting a "Simplified Employee Pension," as described in Section 408(k) of the Code. Such a program as adopted by the Annuitant's employer may provide for salary reductions, whereby the employer makes tax-deferred contributions for the Annuitant in lieu of salary, and must meet the requirements of Section 408(b) of the Code.

SECTION 1.21 SEPARATE ACCOUNT.

"Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company.

SECTION 1.22 TRANSACTION DATE.

The Transaction Date is the Business Day Equitable receives at the Processing Office a Contribution or a transaction request providing the information Equitable needs. Transaction requests must be in a form acceptable to Equitable. Equitable's Business Day ends at 4:00 P.M., Eastern Time.

                               PART II - DIVISIONS

SECTION 2.01 GUARANTEED INTEREST DIVISION.

Any amount held in the Guaranteed Interest Division, as described in Section 3.01, becomes part of Equitable's general assets, which support the guarantees of this Contract and other contracts.

The amount in such Division at any time is equal to the sum of:

     o all amounts that have been allocated or transferred to such Division, plus

     o    the amount of any interest accrued but not allocated, less

     o the sum of all amounts that have been withdrawn or transferred from such Division.

Equitable will credit the amount held in the Guaranteed Interest Division with interest at effective annual rates that Equitable sets. Each calendar year Equitable also sets a yearly Guaranteed Interest Rate that will remain in effect throughout the next calendar year. Equitable guarantees that this yearly rate will never be less than 3%.

SECTION 2.02 SEPARATE ACCOUNT.

Equitable established the Separate Account and maintains it in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to Equitable's other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and




No.11993AC-C                                                           Page 5



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certificates.  Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The Separate Account consists of "Investment Divisions." (The Guaranteed Interest Division is not a part of Separate Account A.) Each Investment Division may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the designated trust or investment company.

The Investment Divisions are:

(a)  "Type A" Investment Divisions:

          the Stock Division;
          the Balanced Division;
          the Aggressive Stock Division;
          the Global Division;
          the Growth Investors Division; and

(b)  "Type B" Investment Divisions:

          the Conservative Investors Division;
          the Money Market Division.


Divisions may be added or removed as described in Section 8.03.

Equitable  will value the assets of each  Investment  Division on each  Business
Day.

The assets of the Separate Account are Equitable's property. The portion of Equitable's assets equal to the reserves and other liabilities with respect to certificates issued under the Contract will not be chargeable with liabilities which arise out of any other business Equitable conducts. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Division to another Investment Division or to Equitable's General Account.

Equitable may, at its discretion, invest the assets of any Investment Division in any investment which applicable law permits. Equitable may rely conclusively on the opinion of counsel (including counsel in its employ) as to what investments Equitable may make as law permits.

SECTION 2.03 SEPARATE ACCOUNT INVESTMENT DIVISIONS.

The amount in an Investment Division with respect to an Annuitant at any time is equal to the number of Accumulation Units in that Division with respect to the Annuitant multiplied by the Division's Accumulation Unit Value at that time.

Amounts allocated or transferred to an Investment Division are used to purchase Accumulation Units of that Division. Units are redeemed when amounts are deducted, transferred or withdrawn.

The number of Accumulation Units in an Investment Division at any time is equal to the number of Accumulation Units purchased minus the number of Units redeemed in that Division up to that time. The number of Accumulation Units purchased or redeemed in a transaction is equal to the dollar amount of the transaction divided by the Division's Accumulation Unit Value for that Transaction Date.

Equitable determines Accumulation Unit Values for each Investment Division for each Valuation Period. A Valuation Period is each Business Day together with any consecutive preceding non-business days. For example, for each Monday which is a Business Day, the preceding Saturday and Sunday will be included to equal a three-day Valuation Period.

The Accumulation Unit Value of an Investment Division for any Valuation Period is equal to the Accumulation Unit Value for that Division on the immediately preceding Valuation Period

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multiplied  by the Net  Investment  Factor  for that  Division  for the  current
Valuation Period. The Net Investment Factor for a Valuation Period is (a) divided by (b) minus (c), where

(a) is the value of the Investment Division's shares of the related portfolio of the specified trust or investment company at the end of the Valuation Period (before taking into account any amounts allocated to or withdrawn from the Investment Division for the Valuation Period and after deduction of investment advisory fees and direct operating expenses of the specified trust or investment company; for this purpose, Equitable uses the share value reported to Equitable by the specified trust or investment company);

(b) is the value of the Investment Division's shares of the related portfolio of the specified trust or investment company at the end of the preceding Valuation Period (taking into account any amounts allocated or withdrawn for that Valuation Period);

(c) is the daily Separate Account charge (see Section 6.04) for the expenses of the Contract, times the number of calendar days in the Valuation Period, plus any charge for taxes or amounts set aside as a reserve for taxes.

                     PART III - CONTRIBUTIONS AND TRANSFERS

SECTION 3.01 CONTRIBUTIONS.

On the application form for coverage under this Contract the Owner chooses which Divisions will be available under the certificate issued to the Owner (the Guaranteed Interest Division is always available). Once this choice is made, the Owner may only allocate Contributions to, or transfer among, these Divisions. The Owner may add or subtract Divisions after the certificate is issued to the Owner by sending Equitable a written request, but Equitable has the right to decline such request.

On the application form the Owner will also choose how to allocate Contributions among the Divisions chosen. The Owner need not allocate Contributions to each Division chosen. The Owner may change the allocation instruction at any time by sending Equitable the proper form. Allocation percentages must be in whole number (no fractions) and must equal 100%.

Each Contribution is allocated (after deduction of any tax charge that applies) in accordance with the allocation instructions in effect. Contributions made to an Investment Division purchase Accumulation Units in that Division, using the Accumulation Unit Value next computed after the Transaction Date.

Equitable has the right not to accept an initial Contribution of less than $1,000 or, for payroll deductions and any subsequent Contributions, a Contribution of less than $50. Equitable may refuse to accept any Contribution if such Annuitant's current age at last birthday was 80 or greater.

In addition, Equitable may refuse to accept a Contribution if the total Contributions made with respect to an Annuitant would exceed the following:

(a)  $500,000, if the Annuitant's current age at last birthday is 75 or less.

(b)  $250,000, if the Annuitant's current age at last birthday is 76-79.

Equitable  reserves  the right to further  limit  Contributions  as described in
Section 8.03.

SECTION 3.02 TRANSFERS AMONG DIVISIONS.

The Owner may upon written request transfer all or part of the amount held with respect to an Annuitant in a Division to one or more of the Divisions. A transfer request must be made in a form acceptable to Equitable. All transfers will be made on the Transaction Date and will be subject to



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Equitable's  rules  in  effect  at the time of  transfer.  With  respect  to the
Investment Divisions, the transfers will be made at the Accumulation Unit Value next computed after the Transaction Date.

If the Owner has elected any combination of Divisions that include a Type B Investment Division described in Section 2.02 (whether or not amounts are actually held with respect to the Annuitant in any such Division), then the maximum amount which may be transferred in any Contract Year from the Guaranteed Interest Division to any other Division is:

(a) 25% of the amount the Owner has in the Guaranteed Interest Division on the last day of the prior Contract Year of, if greater,

(b) the total of all amounts transferred at the Owner's request from the Guaranteed Interest Division to any of the other Divisions in the prior Contract Year.

A request for a transfer of less than $300 will not be accepted, unless the Annuity Account Value is less than $300. Equitable reserves the right, pursuant to the terms of Section 8.03, to impose further restrictions on transfers.

                       PART IV WITHDRAWALS AND TERMINATION

SECTION 4.01 PARTIAL WITHDRAWALS.

The Owner may make a written request to Equitable for a partial withdrawal from the Divisions before the Retirement Date and while the Annuitant is alive.

On the Transaction Date, Equitable will pay the amount of partial withdrawal requested by the Owner or, if less, the Cash Value. The amount to be paid plus any withdrawal charge applicable pursuant to Section 6.01 will be withdrawn on a pro-rata basis from the amounts held with respect to the Annuitant in the Divisions, unless the Owner elects to otherwise.

A request for a partial withdrawal of less and $300 will not be accepted, unless the Annuity Account Value is less than $300. Also, if a withdrawal made under this Section would result in an Annuity Account Value of less than $500, Equitable will so advise the Owner and reserve the right to pay the Annuity
Account Value to the Owner, and participation under this Contract will be terminated.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT.

On or before the Annuitant's Retirement Date, and while the Annuitant is alive, the Owner may elect to terminate coverage under the Contract. Such election must be made in writing. Equitable will determine the Cash Value to be paid as of the Transaction Date. No withdrawal charge will be applied if the amount withdrawn is used to provide a life annuity issued by Equitable or one of its affiliated or subsidiary life insurance companies.

If coverage is terminated before the Retirement Date, a charge for taxes that Equitable has paid may be deducted. If Equitable has previously deducted charges for taxes from Contributions as described in Section 3.01, Equitable will not again deduct charges for the same taxes on termination.

Before an Annuitant's Retirement Date, Equitable has the right to pay the Cash Value under the Contract and terminate coverage if (i) no Contributions are made with respect to the Annuitant during the last three completed Contract Years, or
(ii) after three Contract Years the Annuity Account Value is less than $500. Equitable also has the right to terminate coverage under the Contract if no Contributions have been made with respect to the Annuitant within 120 days of the Contract Date.



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                             PART V - DEATH BENEFITS

SECTION 5.01 DEATH BENEFIT.

Unless the Owner's surviving spouse becomes the Annuitant under Section 5.02, upon receipt by Equitable of due proof that the Annuitant has died, Equitable will pay a death benefit to the beneficiary named under Section 5.03.

The amount of the death benefit under this Contract is equal to (a) the Annuity Account Value or, if more, (b) the minimum death benefit. The minimum death benefit is the sum of all Contributions made on behalf of the Annuitant (less any tax charge that applies), less the total of any withdrawals made pursuant to
Section 4.01.

Equitable will pay the death benefit to the beneficiary in the form of an Annuity Benefit if the Owner has chosen the form described in the last paragraph of Section 5.03. Also pursuant to the last paragraph of Section 5.03, if no such choice has been made at the Annuitant's death, Equitable will pay the death benefit to the beneficiary in a single sum.

However, the beneficiary may instead choose before Equitable pays the death benefit to apply the death benefit to provide (i) a form of an Annuity Benefit,
(ii) any other form of benefit payment, or (iii) any combination of forms of benefit payment. All such choices will be subject to the forms Equitable then offers, Equitable's rules then in effect, and any requirements under the Code.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES.

Upon the death of the Owner before the Retirement Date:

   (i) If the Owner is both the Owner and the Annuitant, Equitable will pay the death benefit described in Section 5.01. If the Owner is married as of the date of the Owner's death before the Retirement Date, and the Owner's spouse is the named beneficiary, the spouse will be the successor owner and Annuitant and no death benefit will be payable at such time.

   (ii) If the Owner is not the Annuitant, the named beneficiary (successor owner) described in Section 5.03 will succeed as Owner, even if any co-owner exists. The entire amount in the Divisions subject to any withdrawal charges which apply must be fully paid by the fifth anniversary of the Owner's death, or payments must begin within one year after the Owner's death as a life annuity or installment option, for a period of not longer than the life expectancy of the named beneficiary. If the Owner has not elected a form of payment as described in the last paragraph of Section 5.03, and if the beneficiary named under Section
        5.03 does not elect to receive the payments required by this Section in a form of Annuity Benefit, a series of partial withdrawals, or any payout option acceptable under Section 72(s) of the Code and Equitable's rules at the time, Equitable will pay the amount in the Divisions in a single sum to the beneficiary on the fifth anniversary of the Owner's death. Subject to Equitable's rules at the time of payment and the completion of an application, the beneficiary may elect to apply such a single sum payment to a new nonqualified annuity contract to be owned by the beneficiary. However, if the named beneficiary is the Owner's spouse, full payments of amounts under the Contract must be made no later than five years after the spouse's death.

If payments under an Annuity Benefit had begun before the Owner's death, such payments will continue to be made over a period not longer than the period for under the Annuity Benefit elected.

If the Annuitant dies before the entire amount in the Divisions is paid, Equitable will pay the death benefit as described in Section 5.01.



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SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER

On the application, the Owner is to provide Equitable with the name of the beneficiary who is to receive any death benefit payable on the death of the Annuitant. Unless the Owner directs otherwise, the person named as beneficiary on the death of the Annuitant will also be the person who succeeds as Owner on the Owner's death while the Annuitant is alive as described in Section 5.02. The Owner may change any beneficiary or successor Owner from time to time during the Annuitant's lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form Equitable accepts. A change will, upon receipt at the Processing Office, take effect as of the date the written form was signed, whether or not the Owner is living on the date of receipt. Equitable will not be liable as to any payment it may make before it receives any such change.

On the application the Owner may name a person to be primary beneficiary on the death of the Annuitant under Section 5.01 and another person to be a contingent beneficiary if the primary beneficiary dies before the Annuitant. Also, if the Owner is not the Annuitant, on the application the Owner may name a person to be the successor Owner and to receive the amounts required to be paid under Section
5.02 (on the Owner's death before the Retirement Date while coverage under the Contract is in force) and another person to be successor Owner, if the first choice as successor Owner dies before the Owner.

Unless the Owner directs otherwise, if the Owner has named two or more persons as death benefit beneficiary, the beneficiary will be the named person or persons who survive the Annuitant. If more than one survive they will share equally.

If the Owner is not the Annuitant and the Owner has named two or more persons to succeed as Owner, the successor Owner will be the named person or persons who survive the Owner, unless the Owner directs otherwise. If more than one survive they will share equally, unless the Owner directs otherwise.

If the Owner is the Annuitant, any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at the Owner's death will be payable in a single sum to the Owner's children who survive the Owner. The payments will be made in equal shares, or should none survive, then to the Owner's estate.

If the Owner is not the Annuitant, and if no beneficiary named to receive the death benefit payable as described in Section 5.01 survives the Annuitant, Equitable will pay such death benefit in a single sum to the Owner. In the event of the Owner's death after the Annuitant, but before Equitable pays such death benefit, the death benefit will be payable in a single sum to the children who survive the Owner, in equal shares, or should none survive, to the Owner's estate.

If Owner is not the Annuitant and the Owner dies before the Retirement Date while the Annuitant is still living, and if no person named as successor Owner to receive the amounts required to be paid as described in Section 5.02 is living at the Owner's death, such beneficiary will be presumed to be, in this order, (i) the Owner's surviving spouse, (ii) the Annuitant, (iii) the children who survive the Owner, in equal shares, or (iv) the Owner's estate.

If the Owner so chooses in writing, any amount which would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on a form of annuity chosen by the Owner, subject to Equitable's rules then in effect. If at the Owner's death there is no choice in effect, the beneficiary may make such a choice.



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


                               PART VI -- CHARGES

SECTION 6.01 WITHDRAWAL CHARGES.

If the amount of a withdrawal made under Section 4.01 or a termination payment made under Section 4.02 is more than the Free Corridor Amount (defined below), Equitable will (a) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (b) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if one applies.

The withdrawal charge is equal to 6% of the withdrawn Contributions which have been made on behalf of the Annuitant in the current and five prior Contract Years.

For the purposes of this Section, amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of any Contributions. Also, any excess withdrawals (those pursuant to item (b) in the first paragraph of this Section) will be deemed withdrawals of older Contributions first and more recent Contributions next; that is, Contributions will be withdrawn in the order they were made.

"Free Corridor Amount" means an amount equal to 10% of the Annuity Account Value on the Transaction Date, minus the total of all prior withdrawals made as described in Section 4.01 in the current Contract Year.

However, a withdrawal charge will not apply upon any of these events:

(i)  the Annuitant dies and a death benefit is payable to the beneficiary, or

(ii) the receipt by Equitable of a properly completed election from providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.03, or

(iii) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration, or

(iv)  the  Owner  gives  Equitable  proof  which  Equitable   accepts  that  the
      Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician), or

(v) the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

      o its main function is to provide skilled, intermediate, or custodial nursing care;

      o  it provides continuous room and board to three or more persons;

      o  it is supervised by a registered nurse or licensed practical nurse;

      o  it keeps daily medical records of each patient;

      o  it controls and records all medications dispensed; and

      o  its primary service is other than to provide housing for residents.

Moreover, the withdrawal charge will be reduced if needed in order to comply with any state law that applies.



No.11993AC-C                                                         Page 11

However, a charge for taxes that Equitable has paid may be deducted from amounts withdrawn. If Equitable has previously deducted charges for taxes from Contributions as described in Section 3.01, Equitable will not again deduct charges for the same taxes on withdrawals.

SECTION 6.02 CHARGE ON TRANSFER TO THIRD PARTY OR EXCHANGE

If the Owner requests that Equitable make a direct transfer to a third party of amounts under the Contract, or requests that the certificate issued to the Owner be exchanged for another contract or certificate issued by another insurance company, Equitable will impose both a withdrawal charge as described in Section
6.01 (if any) and a charge of $25 for any such direct transfer or exchange.

SECTION 6.03 ADMINISTRATIVE CHARGE.

As of the last Business Day of each calendar quarter, Equitable will deduct an administrative charge from the Annuity Account Value. Such charge is equal to:

   (i) for each calendar quarter during the first two Contract Years, $6.00 or, if less, 0.50% of the Annuity Account Value plus the amount of any withdrawals made pursuant to Section 4.01 during such quarter;

   (ii) for each calendar quarter during each Contract Year after the second Year, $6.00.

The charge will be allocated among the Divisions in proportion to the amounts held with respect to the Annuitant in the Divisions.

SECTION 6.04 DAILY SEPARATE ACCOUNT CHARGE.

Assets of the Investment Divisions will be subject to a daily asset charge. This daily charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk which Equitable assumes. Such charge will be applied after any deductions to provide for taxes and will be at a rate not to exceed a guaranteed annual rate of 1.35%. Equitable reserves the right to charge less on a current basis. The charge will be made pursuant to item (c) of "Net Investment Factor" as defined in Section 2.03.


                           PART VII - ANNUITY BENEFITS

SECTION 7.01 FIXED ANNUITY BENEFIT.

A "Fixed Annuity Benefit" is an Annuity Benefit under which the periodic payments are paid in a stated dollar amount.

Payment under a Fixed Annuity Benefit are typically made monthly. An election may be made by the Owner to have the Annuity Benefit paid at other intervals, such as every three months, six months, or twelve months, instead of monthly, subject to Equitable's rules at the time of election. This election may be made at the time the Annuity Benefit form as described in Section 7.03 is elected; in that event, all references in this Contract to monthly payments will, with respect to the Annuity Benefit of such an Annuitant to whom the election applies, be deemed to mean payments at the frequency elected.

SECTION 7.02 VARIABLE ANNUITY BENEFIT.

A "Variable Annuity Benefit" is an Annuity Benefit under which the dollar amount of the monthly payments may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

The following terms apply to the determination of Variable Annuity Benefit payments:

No.11993AC-C                                                         Page 12

ANNUITY UNIT: The "Annuity Unit" is a unit used in determining amounts payable from the Stock Division under a Variable Annuity Benefit.

ANNUITY UNIT VALUE: The "Annuity Unit Value" on August 27, 1981, was fixed at $1.26 and $1.52 for contracts with assumed base rates of net investment return of 5% and 3.5% a year, respectively. For any Valuation Period after such date, it is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor.

ADJUSTED NET INVESTMENT FACTOR: The "Adjusted Net Investment Factor" for a Valuation Period is the Net Investment Factor for such Period reduced for each calendar day in the Valuation Period by:

o .00013366 of the Net Investment Factor if the assumed base rate of net investment return is 5% a year; or

o .00009425 of the Net Investment factor if the assumed base rate of net investment return is 3.5% a year.

     The assumed base rate of net investment return will be 5%, except in states where such rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

A Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 5% or 3.5% annually and will decrease if it is equivalent to less than 5% or 3.5% annually. The daily rate of investment return is after deduction of the Daily Separate Account Charge described in Section 6.04, investment advisory fees and direct operating expenses related to the Separate Account.

The amount of the first three monthly payments under any Variable Annuity Benefit provided under this Contract is the amount provided with respect to a payee pursuant to the first paragraph of the Tables of Guaranteed Annuity Payments of this Contract. The amount of the fourth and each later monthly payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number equal to:

(a)  the amount of the first monthly payment, divided by

(b) the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

Equitable will notify the payee how each Variable Annuity Payment is determined.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS.

As of the Annuitant's Retirement Date, provided the Annuitant is then living, the Annuity Account Value will be applied to provide the Normal Form of Annuity Benefit (described below). However, the Owner may instead elect (i) to receive the Cash Value in a single sum, (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 7.04, to provide an Annuity Benefit on any other form offered by Equitable or one of Equitable's affiliated or subsidiary life insurance companies, or (iii) to apply the Cash Value to provide any other form of benefit payment offered by Equitable, subject to Equitable's rules then in effect. At the time an Annuity Benefit is purchased, Equitable will issue a supplementary contract which reflects the Annuity Benefit terms.



No.11993AC-C                                                         Page 13

Equitable will provide notice and election forms to the Owner not more than six months before the Retirement Date.

If the Owner  chooses to  terminate  coverage  under this  Contract  pursuant to
Section 4.02 before the Annuitant's Retirement Date, a choice may be made to receive any form of benefit payment offered by Equitable, subject to Equitable's rules then in effect and any other applicable requirements under the Code.

Equitable will have the right to require the Owner to furnish any information Equitable needs to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The following annuity forms will apply. Equitable may offer other annuity forms as available from Equitable or from one of Equitable's affiliated or subsidiary life insurance companies.

     NORMAL FORM. The term "Normal Form" of Annuity Benefit means the Fixed Annuity Benefit payable on the Life-Period Certain Annuity Form described below.

     LIFE ANNUITY FORM. The "Life Annuity Form" is an annuity providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

     LIFE - PERIOD CERTAIN ANNUITY. The "Life - Period Certain Annuity" is an annuity payable on the Life Annuity Form, but with 10 years of payments guaranteed (10 years certain period). That is, if the Annuitant dies before the certain period has ended, payments will continue to the beneficiary designated to receive such payments for the balance of the certain period.

     JOINT AND SURVIVOR LIFE ANNUITY FORM. The "Joint and Survivor Life Annuity Form" is an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

     PERIOD CERTAIN ANNUITY. The "Period Certain Annuity" is an annuity issued by Equitable which does not involve life contingencies; it provides payments only for the period specified (usually 5, 10, 15, or 20 years, but other periods from 3 to 25 years are available from Equitable) when the annuity is selected. It does not permit any prepayment of the unpaid principal (that is, the Owner cannot elect to receive part of the payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 7.04 AMOUNT OF ANNUITY BENEFITS.

If the Owner elects pursuant to the first or third paragraph of Section 7.03 to have an Annuity Benefit paid in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected provides payments for a person's remaining lifetime) or (ii) the Cash Value if the annuity form elected does not provide such lifetime payments.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any taxes which apply on annuity purchase payments. If Equitable has previously deducted charges for applicable taxes from Contributions as provided in Section 3.01, Equitable will not again deduct charges for the same taxes before an Annuity Benefit is provided. The balance will be used to purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments or
(ii) Equitable's then current individual annuity rates, whichever rates would provide a larger benefit with respect to the



No.11993AC-C                                                         Page 14
payee. Regardless of the basis used, the Annuity Benefit will be governed by Equitable's supplementary contract which will be issued to the Owner.

After an Annuity Benefit is provided, the amounts held with respect to the Annuitant in the Divisions and the Annuity Account Value will be zero.

SECTION 7.05 CONDITIONS.

Equitable has the right to ask for proof acceptable to it that the person on whose life a benefit payment is based is alive when each payment is due. Equitable will require proof of the age of any person on whose life an annuity form is based.

If a benefit was based on information that is later found not to be correct, such benefit will be adjusted on the basis of the correct information. The adjustment will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination. Overpayments by Equitable will be charged against future payments. Underpayments will be added to future payments. Equitable's liability is limited to the correct information and the actual amounts used to provide the benefits.

If Equitable receives proof satisfactory to it that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may make the payments to such other person or institution. In the case of a minor, the payments will not exceed $200. Equitable will have no further liability with respect to the payments so made.

With respect to an annuity form providing payments for a period certain, the Owner may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, Equitable may pay the amount to the payee in a single sum instead of applying it under the annuity form elected.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person upon whose life the income depends or, if later, the end of the period certain.


                         PART VIII - GENERAL PROVISIONS

SECTION 8.01 CONTRACT.

This Contract constitutes the entire Contract between the parties and the provisions of this Contract alone will govern with respect to Equitable's rights and obligations.

This Contract may not be modified, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The terms of this Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person.

The benefits and values under this Contract are not less than the minimum benefits required by any statute of the State in which a certificate under this Contract is delivered.


No.11993AC-C                                                         Page 15

SECTION 8.02 STATUTORY COMPLIANCE.

Equitable reserves the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right will include, but not be limited to, the right to conform this Contract and any certificate to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service in order that each such certificate will continue to be an "annuity" as described in Section 72, or other Section which applies, of the Code.

SECTION 8.03 RIGHTS TO CHANGE.

Equitable  reserves  the  following  rights  to  change  certiain  terms of this
Contract:

a.   upon at least 90 days'  advance  notice  to the  Contract  Holder  and each
     Owner:

     (i) to establish or change minimum and maximum amounts which may apply to Contributions;

     (ii)   to establish or change restrictions on transfers among Divisions;

     (iii) to change any charge described in Section 6.01, 6.02, or 6.03, such as withdrawal charges and those related to the administrative functions covered by such charge, at any time to reflect any change in Equitable's expenses, subject to any law that applies; however, no such change will result in (A) withdrawal charges which exceed the amount shown in Section 6.01, (B) charges made under Section
            6.02 which exceed $65.00 per direct transfer or exchange, or (C) charges made under Section 6.03 which exceed $65.00 in any calendar year;

     (vi) to change at any time on and after the fifth anniversary of the Contract Date, at intervals of not less than five years, the actuarial basis used in the Tables of Guaranteed Annuity Payments shown in the attached Appendix; however, no such change will apply to (A) any Annuity Benefit provided before the change or (B) Contributions made before such change which are applied to provide a Fixed Annuity Benefit.

b.   with respect to the Separate Account:

     (i) to add Investment Divisions (or sub-divisions of Investment Divisions) to, or to remove Investment Divisions (or sub-divisions) from, the Separate Account, or to add other separate accounts or investment funds;

     (ii) to combine any two or more Investment Divisions or sub-divisions thereof;

     (iii)  to transfer the assets  Equitable  determines to be the share of the
            class  of  contracts  to  which  this  Contract   belongs  from  any
            Investment Division to another Investment Division;

     (iv) to operate the Separate Account or any Investment Division as a management investment company under the Investment Company Act of 1940;

     (v) to deregister the Separate Account under the Investment Company Act of 1940, provided that such action conforms with the requirements of applicable law;

     (vi)   to  restrict  or  eliminate  any  voting  rights as to the  Separate
            Account;

     (vii) to cause one or more Investment Divisions to invest some or all of their assets in one or more other trusts or investment companies.



No.11993AC-C                                                         Page 16

     If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Contract Holder and each Owner will be notified of such exercise, as required by law.

SECTION 8.04 DEFERMENT.

Application of proceeds to provide a variable annuity, payment of a death benefit under Section 5.01 or 5.02 and payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange is closed or trading is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits Equitable to defer payment in order to protect persons with interests in the Investment Divisions. Equitable can defer payment or transfer of any portion of the Annuity Account Value in the Guaranteed Interest Division for up to six months while the Owner is living.

SECTION 8.05 ANNUAL REPORTS.

At the end of each Contract Year up to and including the Retirement Date, Equitable will furnish the Owner with a report showing the following:

     (1)  the dollar amount in the Guaranteed Interest Division,

     (2)  the total number of Accumulation Units in each Investment Division,

     (3)  the Accumulation Unit Value,

     (4)  the dollar amount in each Investment Division,

     (5)  the Cash Value, and

     (6)  the amount of the death benefit.

Also, after the Retirement Date, Equitable will notify the Owner of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any. Such report will be mailed with each payment.

SECTION 8.06 CHANGE OF OWNER

While the Annuitant is living, the Owner may name a new Owner in writing in a form acceptable to Equitable. The change will take effect on the date the Owner signs the written form, but it will not apply to any payment Equitable makes or other actions Equitable takes before it receives the form.

SECTION 8.07 ASSIGNMENTS.

The entire interest of anyone covered under this Contract may not be assigned as collateral or security for a loan. Otherwise, the Owner may assign this Contract before the Retirement Date but Equitable will not be bound by an assignment unless it is in writing and Equitable has received it. The Owner's rights and those of any other persons referred to in this Contract will be subject to the assignment. Equitable assumes no responsibility for the validity of any assignment.

No amounts payable under this Contract to a payee other than the Owner may be assigned, unless permitted herein, by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.



No.11993AC-C                                                   Page 17

SECTION 8.08 AGE AND SEX.

If the age or sex of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by Equitable will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to future payments.

SECTION 8.09 CONTRACT HOLDER'S RESPONSIBILITY.

The sole responsibility of the Contract Holder is to serve as party to this Contract. The Contract Holder will have no responsibility for Contributions or any payments or distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and in such manner as the Contract Holder and Equitable agree, without the consent of any other person.





No.11993AC-C                                            Page 18

                      TABLES OF GUARANTEED ANNUITY PAYMENTS


The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of the Contract on the Life Annuity Form with Ten Years Certain. The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 3.0% interest and the 1983 Individual Annuity
Table "a" projected with modified Scale "G". The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on the 1983 Individual Annuity Table "a" projected with modified Scale "G" and a modified two year age set back, and on an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on the same actuarial basis.



                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                    LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

               Monthly Income                    Monthly Income
   Age       Males      Females    Age          Males     Females
   ---       -----      -------    ---          -----     -------

   60        4.68        4.22       73          6.25      5.58
   61        4.77        4.29       74          6.39      5.72
   62        4.87        4.37       75          6.55      5.87
   63        4.97        4.46       76          6.70      6.03
   64        5.08        4.54       77          6.86      6.19

   65        5.19        4.64       78          7.02      6.36
   66        5.31        4.73       79          7.18      6.53
   67        5.43        4.84       80          7.34      6.70
   68        5.56        4.95       81          7.50      6.88
   69        5.69        5.06       82          7.66      7.06
   70        5.82        5.18       83          7.81      7.23
   71        5.96        5.31       84          7.96      7.41
   72        6.10        5.44       85          8.11      7.58






No.11993AC-C                                                      Page 19

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)
                       VARIABLE ANNUITY BENEFIT PAYABLE ON
      THE LIFE ANNUITY FORM WITH TEN YEARS CERTAIN IF ASSUMED BASE RATE OF
                                   RETURN IS:



                   3.5%                  5.0%
   Age        Males    Females     Males     Females
   ---        -----    -------     -----     -------

   60         4.80       4.37      5.69       5.28
   61         4.88       4.44      5.77       5.34
   62         4.97       4.51      5.86       5.41
   63         5.06       4.59      5.94       5.48
   64         5.16       4.66      6.04       5.55
   65         5.26       4.75      6.14       5.63
   66         5.37       4.83      6.24       5.71
   67         5.48       4.93      6.34       5.80
   68         5.59       5.02      6.46       5.89
   69         5.71       5.13      6.57       5.99
   70         5.84       5.23      6.69       6.10






No.11993AC-C                                                       Page 20

                                 APPENDIX A-IRA
                     PART I: APPLICABLE TO IRA CERTIFICATES
              under which both periodic Contributions and rollover
           Contributions, as described in this Appendix, may be made.


The terms of this Appendix apply with respect to IRA Certificates under which both periodic and rollover Contributions are to be made. If an IRA Certificate applies, then it is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiaries, and the terms below change, or are added to, the stated Sections of this Contract.

SECTION 1.17 OWNER:

     The Owner of an IRA Certificate will be the Annuitant.

SECTION 1.19 RETIREMENT DATE:

     Section 1.19 of this Contract defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before the Retirement Date, the Owner may change the Retirement Date to a later age (up to age 85). In such a case the Owner must withdraw at least the minimum distributions required under Sections 408(b) and 401(a)(9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Appendix.

SECTION 3.01 CONTRIBUTIONS:

     Section 3.01 states that an initial Contribution of less than $1,000 may not be accepted. This does not apply to IRA Certificates.

     The following will also apply:

     Contributions are not fixed and may be made at any time and in any amount which is at least $50.

     No Contributions will be accepted unless they are in cash. Except in the case of a rollover contribution (as permitted by Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), the total of such Contributions will not exceed $2,000 for any taxable year. Amounts transferred to the Contract from an individual retirement account or annuity contract which meets the requirements of Section 408 of the Code are not subject to the $2,000 limit.

     If the Owner makes a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403(b)(8) of the Code and the Owner commingles such Contribution with other Contributions, the Owner may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

     In the event that an annuity bought under the Contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, Equitable will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, Equitable will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by the Annuitant which would not have been payable with respect to an annuity which meets such requirements.

SECTION 5.01 DEATH BENEFIT:

     If the Annuitant is married at the Annuitant's death before the Retirement Date, and the Annuitant's spouse is named as death beneficiary, the Annuitant's spouse will be treated as



No.11993AC-C                                                         Page 21
     the contingent annuitant (Annuitant and Owner) under the Certificate. Payment of the death benefit is subject to Section 7.03 of this Appendix.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

     This Section does not apply to IRA Certificates.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER:

     Section 5.03 is deleted and the following inserted in its place.

     SECTION 5.03 BENEFICIARY

     On the application, the Owner gives Equitable the name of the beneficiary who is to receive any death benefit payable on the Annuitant's death. The Owner may change the beneficiary from time to time during the Annuitant's lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form Equitable accepts. A change will, upon receipt at the Processing Office, take effect as of the date the written form is signed, whether or not the Owner is living on the date of receipt. Equitable will not be liable as to any payments it made before it receives any such change.

     On the application the Owner may name a person to be primary beneficiary on the Annuitant's death and another person to be contingent beneficiary if the primary beneficiary dies before the Annuitant. Unless the Owner directs otherwise, if the Owner has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Annuitant. If more than one survive, they will share equally.

     Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at the Annuitant's death will be payable in a single sum to the Annuitant's children who survive the Annuitant. The payments will be made in equal shares, or should none survive, then to the Annuitant's estate.

     If the Owner so chooses in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity chosen by the Owner, subject to Equitable's rules then in effect. If at the Annuitant's death there is no choice in effect, the beneficiary may make such a choice.

SECTION 6.01 WITHDRAWAL CHARGES:

     Section 6.01 describes the events under which a withdrawal charge will not apply. The event below is added:

     (iv) a request is made for a refund of a Contribution in excess of amounts allowed to be contributed under Section 219 and/or Section 408 of the Code within one month of the date on which the Contribution is made.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

     Section 7.03 of this Contract refers to the Normal Form of annuity which is payable. The Normal Form that applies under an IRA Certificate, in lieu of the form shown in said Section, is defined as follows:

     The term "Normal Form" of an Annuity Benefit means, (i) if the Annuitant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with the Annuitant's spouse as the contingent annuitant (with 100% of the Annuitant's monthly payment amount continued to the Annuitant's spouse), and (ii) if the Annuitant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.





No.11993AC-C                                                             Page 22

Also, the payment of Annuity Benefits as described in Sectin 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply:

The Annuitant's entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which the Annuitant attains age 70-1/2 ("Required Start Date"). The entire interest may be paid, as the Annuitant chooses, over (a) the Annuitant's life, or the lives of the Annuitant and the named beneficiary, or (b) a period certain which does not extend beyond the Annuitant's "life expectancy" (defined below), or the joint and last survivor expectancy of the Annuitant and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q & A F-3 of Proposed Treasury Regulation Section 1.401(a)(9)-1 or successor).

All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirement of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

For purposes of the above, "life expectancy" is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless the Annuitant otherwise chooses before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

If the Annuitant dies after payment of the Annuitant's entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before the Annuitant's death.

If the Annuitant dies before payment of the Annuitant's entire interest begins, payment of the Annuitant's entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of the Annuitant's death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below:

(a) If the Annuitant's interest is payable to a beneficiary, then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of the Annuitant's death.

(b) If the named beneficiary is the Annuitant's surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the calendar year which follows the year of the Annuitant's death or, if later, (ii) December 31 of the calendar year in which the Annuitant would have reached age 70-1/2.

For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after the
Annuitant's death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.



No.11993AC-C                                                       Page 23

     Payments under this Section are deemed to have begun if payments are made because the Annuitant has reached the Required Start Date or if, before the Required Start Date, payments commence to the Annuitant over a period permitted and in an annuity form acceptable under proposed Treasury Regulation 1.401(a)(9)-1 or any successor.

SECTION 8.05 ANNUAL REPORTS:

     Section 8.05 lists the reports Equitable will send the Annuitant. Equitable will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION  8.06 CHANGE OF OWNER:

     The Owner may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

     In addition to the restrictions on assignments described in section 8.07, the Annuitant's entire interest under the Certificate is not transferable except by surrender to Equitable. Further, the Annuitant's interest under the Certificate is non-forfeitable.

APPENDIX B

     In lieu of the Tables of Guaranteed Annuity Payments, the attached "Appendix B-IRA" applies.









No.11993AC-C                                                       Page 24

                                 APPENDIX A-IRA
                     PART II: APPLICABLE TO IRA CERTIFICATES
                    under which only rollover Contributions,
                   as described in this Appendix, may be made.

The terms of this Appendix apply with respect to IRA Certificates under which only rollover Contributions are to be made. If an IRA Certificate applies, then it is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiaries, and the terms below change, or are added to, the stated Sections of this Contract.

SECTION 1.17 OWNER:

     The Owner of an IRA Certificate will be the Annuitant.

SECTION 1.19 RETIREMENT DATE:

     Section 1.19 of this Contract defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before the Retirement Date, the Owner may change the Retirement Date to a later age (up to age 85). In such a case the Owner must withdraw at least the minimum distributions required under Sections 408(b) and 401(a)(9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Appendix.

SECTION 3.01 CONTRIBUTIONS:

     The following will also apply:

     Equitable will only accept Contributions which qualify as "eligible rollover amounts" within the meaning of Section 402(c) or 403(b)(8) of the Code, or "rollover contributions" from a "conduit" individual retirement account or annuity described in Section 408(d)(3)(A)(ii) and (iii) of the Code, as the case may be.

     If the Owner makes a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403(b)(8) of the Code and the Owner commingles such Contribution with other Contributions, the Owner may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

     In the event that an annuity bought under the Contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, Equitable will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, Equitable will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by the Annuitant which would not have been payable with respect to an annuity which meets such requirements.

SECTION 5.01 DEATH BENEFIT:

     If the Annuitant is married at the Annuitant's death before the Retirement Date, and the Annuitant's spouse is named as death beneficiary, the Annuitant's spouse will be treated as the contingent annuitant (Annuitant and Owner) under the Certificate. Payment of the death benefit is subject to Section 7.03 of this Appendix.









No.11993AC-C                                                           Page 25

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

     This Section does not apply to IRA Certificates.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER:

     Section 5.03 is deleted and the following inserted in its place.

     SECTION 5.03 BENEFICIARY

     On the application, the Owner gives Equitable the name of the beneficiary who is to receive any death benefit payable on the Annuitant's death. The Owner may change the beneficiary from time to time during the Annuitant's lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form Equitable accepts. A change will, upon receipt at the Processing Office, take effect as of the date the written form is signed, whether or not the Owner is living on the date of receipt. Equitable will not be liable as to any payments it made before it receives any such change.

     On the application the Owner may name a person to be primary beneficiary on the Annuitant's death and another person to be contingent beneficiary if the primary beneficiary dies before the Annuitant. Unless the Owner directs otherwise, if the Owner has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Annuitant. If more than one survive, they will share equally.

     Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at the Annuitant's death will be payable in a single sum to the Annuitant's children who survive the Annuitant. The payments will be made in equal shares, or should none survive, then to the Annuitant's estate.

     If the Owner so chooses in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity chosen by the Owner, subject to Equitable's rules then in effect. If at the Annuitant's death there is no choice in effect, the beneficiary may make such a choice.

SECTION 6.01 WITHDRAWAL CHARGES:

     Section 6.01 describes the events under which a withdrawal charge will not apply. The event below is added:

     (vi) a request is made for a refund of a Contribution in excess of amounts allowed to be contributed under Section 219 and/or Section 408 of the Code within one month of the date on which the Contribution is made.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

     Section 7.03 of this Contract refers to the Normal Form of annuity which is payable. The Normal Form that applies under an IRA Certificate, in lieu of the form shown in said Section, is defined as follows:

     The term "Normal Form" of an Annuity Benefit means, (i) if the Annuitant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with the Annuitant's spouse as the contingent annuitant (with 100% of the Annuitant's monthly payment amount continued to the Annuitant's spouse), and (ii) if the Annuitant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

     Also, the payment of Annuity Benefits as described in Section 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply.





No.11993AC-C                                                       Page 26

The Annuitant's entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which the Annuitant attains age 70-1/2 ("Required Start Date"). The entire interest may be paid, as the Annuitant chooses, over (a) the Annuitant's life, or the lives of the Annuitant and the named beneficiary, or (b) a period certain which does not extend beyond the Annuitant's "life expectancy" (defined below), or the joint and last survivor expectancy of the Annuitant and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q & A F-3 of Proposed Treasury Regulation Section 1.401(a)(9)-1 or successor).

All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirement of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

For purposes of the above, "life expectancy" is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless the Annuitant otherwise chooses before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

If the Annuitant dies after payment of the Annuitant's entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before the Annuitant's death.

If the Annuitant dies before payment of the Annuitant's entire interest begins, payment of the Annuitant's entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of the Annuitant's death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below.

(a) If the Annuitant's interest is payable to a beneficiary, then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of the Annuitant's death.

(b) If the named beneficiary is the Annuitant's surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the calendar year which follows the year of the Annuitant's death or, if later, (ii) December 31 of the calendar year in which the Annuitant would have reached age 70-1/2.

For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after the
Annuitant's death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

Payments under this Section are deemed to have begun if payments are made because the Annuitant has reached the Required Start Date or if, before the Required Start Date, payments







No.11993AC-C                                                       Page 27
     commence to the  Annuitant  over a period  permitted and in an annuity form
     acceptable  under  proposed  Treasury   Regulation   1.401(a)(9)-1  or  any
     successor.

SECTION 8.05 ANNUAL REPORTS:

     Section 8.05 lists the reports Equitable will send the Annuitant. Equitable will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION 8.06 CHANGE OF OWNER:

     The Owner may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

     In addition to the restrictions on assignments described in Section 8.07, the Annuitant's entire interest under the Certificate is not transferable except by surrender to Equitable. Further, the Annuitant's interest under the Certificate is non-forfeitable.

APPENDIX B

     In lieu of the Tables of Guaranteed Annuity Payments, the attached "Appendix B-IRA" applies.











No.11993AC-C                                                         Page 28

                                 APPENDIX A-SEP
                         APPLICABLE TO SEP CERTIFICATES


The terms of this Appendix apply with respect to SEP Certificates. If a SEP Certificate applies, then it is established for the exclusive benefit of the Annuitant and the Annuitant's beneficiaries, and the terms below change, or are added to, the stated Sections of this Contract.

SECTION 1.17 OWNER:

     The Owner of a SEP Certificate will be the Annuitant.

SECTION 1.19 RETIREMENT DATE:

     Section 1.19 of this Contract defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before the Retirement Date, the Owner may change the Retirement Date to a later age (up to age 85). In such a case the Owner must withdraw at least the minimum distributions required under Sections 408(b) and 401(a)(9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Appendix.

SECTION 3.01 CONTRIBUTIONS:

     Section 3.01 states that an initial Contribution of less than $1,000 may not be accepted. This does not apply to SEP Certificates.

     The following will also apply:

     Contributions are not fixed and may be made at any time and in any amount of at least $50.

     No contributions will be accepted unless thay are in cash. Except in the case of a rollover contribution (as permitted by Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), or a Contribution made under the terms of a Simplified Employee Pension as contained in Section 408(k) of the Code, the total of such Contributions will not exceed $2,000 for any taxable years. Amounts transferred to the Contract from an individual retirement account or annuity contract which meets the requirements of Section 408 of the Code are not subject to the $2,000 limit.

     If the Owner makes a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403 (b)(8) of the Code and the Owner commingles such Contribution with other Contributions, the Owner may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

     In the event that an annuity bought under the Contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, Equitable will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, Equitable will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by the Annuitant which would not have been payable with respect to an annuity which meets such requirements.

SECTION 5.01 DEATH BENEFIT:

     If the Annuitant is married at the Annuitant's death before the Retirement Date, and the Annuitant's spouse is named as death beneficiary, the Annuitant's spouse will be treated as the contingent annuitant (Annuitant and Owner) under the Certificate. Payment of the death benefit is subject to Section 7.03 of this Appendix.





No.11993AC-C                                                         Page 29

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

     This Section does not apply to SEP Certificates.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER:

     Section 5.03 is deleted and the following inserted in its place.

     SECTION 5.03 BENEFICIARY

     On the application, the Owner gives Equitable the name of the beneficiary who is to receive any death benefit payable on the Annuitant's death. The Owner may change the beneficiary from time to time during the Annuitant's lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form Equitable accepts. A change will, upon receipt at the Processing Office, take effect as of the date the written form is signed, whether or not the Owner is living on the date of receipt. Equitable will not be liable as to any payments it made before it receives any such change.

     On the application the Owner may name a person to be primary beneficiary on the Annuitant's death and another person to be contingent beneficiary if the primary beneficiary dies before the Annuitant. Unless the Owner directs otherwise, if the Owner has named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive the Annuitant. If more than one survive, they will share equally.

     Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at the Annuitant's death will be payable in a single sum to the Annuitant's children who survive the Annuitant. The payments will be made in equal shares, or should none survive, then to the Annuitant's estate.

     If the Owner so chooses in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity chosen by the Owner, subject to Equitable's rules then in effect. If at the Annuitant's death there is no choice in effect, the beneficiary may make such a choice.

SECTION 6.01 WITHDRAWAL CHARGES:

     Section 6.01 describes the events under which a withdrawal charge will not apply. The events below are added:

     (vi) a request is made for a refund of a Contribution which exceeds the amounts which may be contributed pursuant to Section 219 and/or 408 of the Code and the request for a refund is received within one month of the date on which such Contribution was made, or

     (vii) a distribution of deferrals disallowed by reason of failure to meet the requirements of Section 408(k)(6)(A)(ii) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the calendar year of the notification by the Annuitant's employer of such disallowance, or

     (viii) a distribution of "excess contributions," as such term is defined in
            Section 408(k)(6)(C)(ii) of the Code, including the income thereon and less any loss allowable thereto, is made no later than the end of the plan year of the Simplified Employee Pension following the plan year in which such excess contributions were made, or

     (ix)   a  distribution  of  "excess  deferrals"  as such term is defined in
            Section 402(g)(2) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the year in which such excess deferrals were made.





No.11993AC-C                                                       Page 30

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

     Section 7.03 of this Contract refers to the Normal Form of annuity which is payable. The Normal Form that applies under a SEP Certificate, in lieu of the form shown in said Section, is defined as follows:

     The term "Normal Form" of an Annuity Benefit means, (i) if the Annuitant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with the Annuitant's spouse as the contingent annuitant (with 100% of the Annuitant's monthly payment amount continued to the Annuitant's spouse), and (ii) if the Annuitant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

     Also, the payment of Annuity Benefits as described in Section 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply:

     The Annuitant's entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which the Annuitant attains age 70-1/2 ("Required Start Date"). The entire interest may be paid, as the Annuitant chooses, over (a) the Annuitant's life, or the lives of the Annuitant and the named beneficiary, or (b) a period certain which does not extend beyond the Annuitant's "life expectancy" (defined below), or the joint and last survivor expectancy of the Annuitant and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q & A F-3 of Proposed Treasury Regulation Section 1.401(a)(9)-1 or successor).

     All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirement of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

     For purposes of the above, "life expectancy" is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless the Annuitant otherwise chooses before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

     If the Annuitant dies after payment of the Annuitant's entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before the Annuitant's death.

     If the Annuitant dies before payment of the Annuitant's entire interest begins, payment of the Annuitant's entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of the Annuitant's death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below.

     (a)  If the  Annuitant's  interest  is payable to a  beneficiary,  then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of the Annuitant's death.

     (b) If the named beneficiary is the Annuitant's surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the calendar year



No. 11993AC-C                                                         Page 31
          which follows the year of the Annuitant's death or, if later, (ii) December 31 of the calendar year in which the Annuitant would have reached age 70-1/2.

     For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after the Annuitant's death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

     Payments under this Section are deemed to have begun if payments are made because the Annuitant has reached the Required Start Date or if, before the Required Start Date, payments commence to the Annuitant over a period permitted and in an annuity form acceptable under proposed Treasury Regulation 1.401(a)(9)-1 or any successor.

SECTION 8.05 ANNUAL REPORTS:

     Section 8.05 lists the reports Equitable will send the Annuitant. Equitable will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION 8.06 CHANGE OF OWNER:

     The Owner may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

     In addition to the restrictions on assignments described in Section 8.07, the Annuitant's entire interest under the Certificate is not transferable except by surrender to Equitable. Further, the Annuitant's interest under the Certificate is non-forfeitable.

SECTION 8.08 AGE AND SEX

     A misstatement of the sex of any person upon whose life an Annuity Benefit depends does not apply, since the Annuity Benefit tables which apply, as shown in "Appendix B-SEP", has the same values for both sexes.

APPENDIX B

     In lieu of the Tables of Guaranteed Annuity Payments, the attached "Appendix B-SEP" applies.







No.11993AC-C                                                           Page 32

                                 APPENDIX B-IRA
                         APPLICABLE TO IRA CERTIFICATES

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract on the Joint and Survivor Life Annuity Form (with 100% of the amount of the Annuitant's payment continued to the Annuitant's spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.0% interest and the 1983 Individual Annuity Table "a" projected with modified Scale "G." The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" projected with modified Scale "G" and a modified two year age set back, and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on the same actuarial basis.


                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                          SURVIVOR LIFE ANNUITY FORM --
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

                                                  Female Ages
                                                  -----------
            Age      60      61       62      63       64       65      66       67       68      69       70

             60      3.86    3.90     3.93    3.97     4.01     4.05    4.08     4.12     4.15    4.19     4.22
             61      3.88    3.92     3.96    4.00     4.04     4.08    4.12     4.16     4.19    4.23     4.27
             62      3.91    3.95     3.99    4.03     4.07     4.11    4.15     4.19     4.23    4.27     4.31
             63      3.93    3.97     4.01    4.06     4.10     4.14    4.19     4.23     4.28    4.32     4.36
 Male        64      3.95    3.99     4.04    4.08     4.13     4.18    4.22     4.27     4.32    4.36     4.41
 Ages        65      3.97    4.02     4.06    4.11     4.16     4.21    4.26     4.31     4.35    4.40     4.45
 ----        66      3.99    4.04     4.09    4.14     4.19     4.24    4.29     4.34     4.39    4.45     4.50
             67      4.01    4.06     4.11    4.16     4.21     4.27    4.32     4.38     4.43    4.49     4.54
             68      4.02    4.08     4.13    4.18     4.24     4.30    4.35     4.41     4.47    4.53     4.59
             69      4.04    4.10     4.15    4.21     4.26     4.32    4.38     4.44     4.51    4.57     4.63
             70      4.06    4.11     4.17    4.23     4.29     4.35    4.41     4.48     4.54    4.61     4.67


No.11993AC-C                                                      Page 33

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
               (Minimum Monthly Income per $1000 of Annuity Value)

                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUME BASE
                        RATE OF NET INVESTMENT RETURN IS:

                             3.5%                  5.0%
                             ----                  ----
             Age        Males    Females     Males     Females
             ---        -----    -------     -----     -------

             60         4.88       4.41      5.79       5.32
             61         4.97       4.48      5.88       5.39
             62         5.07       4.55      5.98       5.46
             63         5.17       4.63      6.08       5.54
             64         5.28       4.72      6.19       5.62
             65         5.40       4.81      6.31       5.71

             66         5.52       4.90      6.43       5.80
             67         5.66       5.00      6.56       5.90
             68         5.80       5.11      6.71       6.00
             69         5.95       5.22      6.86       6.11
             70         6.11       5.34      7.02       6.23




No.11993AC-C                                                    Page 34

                                  APPENDIX B-SEP
                         APPLICABLE TO SEP CERTIFICATES

                      TABLES OF GUARANTEED ANNUITY PAYMENTS

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract on the Joint and Survivor Life Annuity form (with 100% of the amount of the Annuitant's payment continued to the Annuitant's spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.0% interest and the 1983 Individual Annuity Table "a" projected with modified Scale "G" and adjusted to a unisex basis based on a 20%-80% split of males and females, at age 55. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" projected with modified Scale "G," adjusted with a modified two year age set back and a 20%-80% split of males and females, at age 55 and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by Equitable on the same actuarial basis.


                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                          SURVIVOR LIFE ANNUITY FORM --
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)


Age         60         61        62         63         64        65         66         67         68        69         70

60          3.79       3.82      3.84       3.87       3.90      3.92       3.95       3.97       4.00      4.02       4.04
61                     3.85      3.87       3.90       3.93      3.96       3.99       4.02       4.04      4.07       4.09
62                               3.91       3.94       3.97      4.00       4.03       4.06       4.09      4.11       4.14
63                                          3.97       4.00      4.04       4.07       4.10       4.13      4.16       4.19
64                                                     4.04      4.07       4.11       4.14       4.18      4.21       4.24
65                                                               4.11       4.15       4.19       4.22      4.26       4.29

66                                                                          4.19       4.23       4.27      4.30       4.34
67                                                                                     4.27       4.31      4.35       4.39
68                                                                                                4.36      4.40       4.44
69                                                                                                          4.45       4.50
70                                                                                                                     4.55




No.11993AC-C                                                       Page 35

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (Minimum Monthly Income per $1000 of Annuity Value)

                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                        RATE OF NET INVESTMENT RETURN IS:
                       ---------------------------------

                      3.5%               5.0%
                      ----               ----
      AGE
      ---
      60              4.49               5.41
      61              4.57               5.48
      62              4.65               5.56
      63              4.73               5.64
      64              4.82               5.73
      65              4.91               5.82

      66              5.01               5.91
      67              5.12               6.02
      68              5.23               6.13
      69              5.35               6.24
      70              5.48               6.37




No.11993AC-C                                                        Page 36

(EQUITABLE LOGO)

                                   CERTIFICATE

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                  ("Equitable")

       Processing Office: Individual Annuity Center, P.O. Box 2995, G.P.O.
                            New York, New York 10116

This is the Certificate which is issued under the terms of the Contract defined in Section 1.10. This Certificate is issued in return for the application for coverage under the Contract and the Contributions to be made to us under the Contract.

In this Certificate, "we", "our" and "us" mean Equitable. "You" and "your" mean the Owner.

We will provide the benefits and other rights pursuant to the terms of the Certificate.

TEN DAYS TO CANCEL - Not later than ten days after you receive this Certificate, you may return it to us. We will cancel it and refund any Contribution made to us, plus or minus any investment gain or loss which applies to the Investment Divisions of the Separate Account from the date such Contribution was allocated to such Division to the date of cancellation.


/s/ Joseph J. Melone                          /s/ Richard H. Jenrette

                    President and                                       Chairman
Joseph J. Melone    Chief Executive           Richard H. Jenrette       of the
                    Officer                                             Board


                    /s/ Molly K. Heines

                                              Vice President
                    Molly K. Heines           and Secretary


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE (SEE PART II OF THIS CERTIFICATE).

THE AMOUNT OF ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, BASED ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION (SEE SECTION 7.02).


No. 11993AC
CPA


  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES NEW YORK, NEW YORK

The provisions on the following pages are part of this Certificate.

                                TABLE OF CONTENTS
                                                                           Page

PART I - DEFINITIONS                                                         4
PART II - DIVISIONS                                                          6
PART III - CONTRIBUTIONS AND TRANSFERS                                       7
PART IV - WITHDRAWALS AND TERMINATIONS                                       8
PART V - DEATH BENEFITS                                                      9
PART VI - CHARGES                                                           11
PART VII - ANNUITY BENEFITS                                                 12
PART VIII - GENERAL PROVISIONS                                              15

APPENDIX                                                                    18


No. 11993AC                                                               Page 2

                                              Owner:
                                              Annuitant:
                                              Certificate Number:
                                              Issue Date:
                                              Contract Date:
                                              Retirement Date:
                                              Initial Guaranteed Interest Rate:
                                              Beneficiary:

                                              Endorsement: [None
                                                            IRA
                                                            QPIRA
                                                            SEP]

                           TABLES OF GUARANTEED VALUES

       Table A                                             Table B
       -------                                             -------
     Guaranteed                                      Guaranteed Paid Up
     Cash Value                                   Monthly Annuity At Age 65
     ----------                                   -------------------------

The tables illustrate minimum guaranteed values. They assume a $1,000 Contribution made each year on the first of the month which follows the Contract Date. Table A reflects an administrative charge (see Section 6.03) and a withdrawal charge (see Section 6.01). The tables assume that 100% of all Contributions and earnings are in the Guaranteed Interest Division.

Your actual values may differ from those shown above based on the level [and frequency] of your Contributions.

The guaranteed paid-up monthly annuity shown in Table B will be reduced by any charge we make for any taxes (see Section 7.02). Other forms of Annuity Benefits may be available.


No. 11993AC                                                               Page 3

                              PART I - DEFINITIONS

SECTION 1.01 ACCUMULATION UNIT

"Accumulation Unit" means a unit which is purchased in an Investment Division of the Separate Account.

SECTION 1.02 ACCUMULATION UNIT VALUE

"Accumulation Unit Value" means the dollar value of each Accumulation Unit in an Investment Division of the Separate Account on a given date.

SECTION 1.03 ANNUITANT.

"Annuitant" means the person shown as such on page 3 of this Certificate, and on whose life this Certificate is based, or any successor annuitant.

SECTION 1.04 ANNUITY ACCOUNT VALUE.

"Annuity Account Value" means the sum of the amounts held for you in the Guaranteed Interest Division and the Investment Divisions of the Separate Account.

SECTION 1.05 ANNUITY BENEFIT.

"Annuity Benefit" means a benefit payable by us as described in Part VII of this Certificate.

SECTION 1.06 BUSINESS DAY.

A "business day" is any day on which we are open and the New York Stock Exchange is open for trading.

SECTION 1.07 CASH VALUE.

"Cash Value" means an amount equal to the Annuity Account Value, less any withdrawal charge that applies as described in Section 6.01.

SECTION 1.08 CERTIFICATE.

"Certificate" means this Certificate, including any Endorsements.

SECTION 1.09 CODE.

"Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.10 CONTRACT.

"Contract" means Group Annuity Contract No. AC 0000 issued by us to United States Trust Company of New York. This Certificate reflects the terms of the Contract.

SECTION 1.11 CONTRACT DATE.

"Contract Date" means the date on which the Annuitant is enrolled under the Contract. That is, it is the date we have received both a Contribution and the completed application form which is provided by us.


No. 11993AC                                                               Page 4

SECTION 1.12 CONTRACT YEAR.

"Contract Year" means the twelve month period starting on (i) the Contract Date and (ii) each anniversary of the Contract Date, unless we agree to another period.

SECTION 1.13 CONTRIBUTION.

"Contribution" means a payment made to us under the Contract.  See Section 3.01.

SECTION 1.14 DIVISION.

"Division" means the Guaranteed Interest Division or an Investment Division of the Separate Account. Each Division is described in Part II of this Certificate.

SECTION 1.15 GUARANTEED INTEREST RATE.

"Guaranteed Interest Rate" means the effective annual rates at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Certificate. Section 2.01 describes how the rates are set after the initial rate.

SECTION 1.16 OWNER.

"Owner" means the person shown as such on page 3 of this Certificate or any successor owner.

SECTION 1.17 PROCESSING OFFICE.

"Processing Office" means Equitable Individual Annuity Center, P.O. Box 2996, New York, New York 10116, or such other location as we may designate upon advance written notice to you.

SECTION 1.18 RETIREMENT DATE.

"Retirement Date" means the date on which the Annuitant attains the retirement age shown on page 3 of this Certificate.

Before the Retirement Date you may choose to change such Date to another Retirement Date. The changed Date may be any date after your choice is filed (other than the 29th, 30th or 31st day of any month). You must do this in writing. The change will not take effect until your written choice is received and accepted at our Processing Office.

No Retirement Date will be later than the first of the month which follows the date the Annuitant attains our maximum maturity age (currently age 85) or, if later, the tenth anniversary of the Contract Date, unless changed by us to conform to any law which applies.

SECTION 1.19 SEPARATE ACCOUNT.

"Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company.

SECTION 2.20 TRANSACTION DATE.

The Transaction Date is the Business Day we receive at the Processing Office a Contribution or a transaction request (in writing or by telephone) providing the information we need. (A request by telephone may be made subject to our requirements for telephone transactions.) Our Business Day ends at 4:00 P.M. Eastern Time.


No. 11993AC                                                               Page 5

                               PART II - DIVISIONS

SECTION 2.01 GUARANTEED INTEREST DIVISION.

Any amount held in the Guaranteed Interest Division (see Section 3.01) becomes part of our general assets, which support the guarantees of the Contract and other contracts.

The amount in such Division at any time is equal to:

o    all amounts that have been allocated or transferred to such Division, plus

o    the amount of any interest accrued but not allocated, less

o the sum of all amounts that have been withdrawn or transferred from such Division.

We will credit the amount you have in such Division with interest at effective annual rates that we set. Each calendar year we also set a yearly Guaranteed Interest Rate that will remain in effect through the next calendar year. We guarantee that this yearly rate will never be less than 3%.

SECTION 2.20 SEPARATE ACCOUNT.

We established the Separate Account and maintain it in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The Separate Account consists of "Investment Divisions." (The Guaranteed Interest Division is not a part of Separate Account A.) Each Investment Division may invest its assets in a separate class (or series) of shares of a specified trust or investment company where each class (or series) represents a separate portfolio in the specified trust or investment company.

The Investment Divisions are:

(a)  "Type A" Investment Divisions:

       the Stock Division;
       the Balanced Division;
       the Aggressive Division;
       the Global Division;
       the Growth Investors Division; and

(b)  "Type B" Investment Divisions:

       the Conservative Investors Division;
       the Money Market Division;

Divisions may be added or removed as described in Section 8.03

We will value the assets of each Investment Division on each Business Day.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to Certificates issued under the Contract will not be chargeable with liabilities which arise out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Division to another Investment Division or to our General Account.


No. 11993AC                                                               Page 6

We may, at our discretion, invest the assets of any Investment Division in any investment which applicable law permits. We may rely conclusively on the opinion of counsel (including counsel in our employ) as to what investments we may make as law permits.

SECTION 2.03 SEPARATE ACCOUNT INVESTMENT DIVISIONS.

The amount you have in an Investment Division at any time is equal to the number of Accumulation Units you have in that Division multiplied by the Division's Accumulation Unit Value at that time.

Amounts allocated or transferred to an Investment Division are used to purchase Accumulation Units of that Division. Units are redeemed when amounts are deducted, transferred or withdrawn.

The number of Accumulation Units you have in an Investment Division at any time is equal to the number of Accumulation Units purchased minus the number of Units redeemed in that Division up to that time. The number of Accumulation Units purchased or redeemed in a transaction is equal to the dollar amount of the transaction divided by the Division's Accumulation Unit Value for that Transaction Date.

We determine Accumulation Unit Values for each Investment Division for each Valuation Period. A Valuation Period is each Business day together with any consecutive preceding non-business days. For example, for each Monday which is a Business day, the preceding Saturday and Sunday will be included to equal a three-day Valuation Period.

The Accumulation Unit Value of an Investment Division for any Valuation Period is equal to the Accumulation Unit Value for that Division on the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Division for the current Valuation Period. The Net Investment Factor for a Valuation Period is (a) divided by (b) minus (c), where

(a) is the value of the Investment Division's shares of the related portfolio of the specified trust or investment company at the end of the Valuation Period (before taking into account any amounts allocated to or withdrawn from the Investment Division for the Valuation Period and after deduction of investment advisory fees and direct operating expenses of the specified trust or investment company; for this purpose, we use the share value reported to us by the specified trust or investment company);

(b) is the value of the Investment Division's shares of the related portfolio of the specified trust or investment company at the end of the preceding Valuation Period (taking into account any amounts allocated or withdrawn for that Valuation Period);

(c) is the daily Separate Account charge (see Section 6.04) for the expenses of the Contract, times the number of calendar days in the Valuation Period, plus any charge for taxes or amounts set aside as a reserve for taxes.

                     PART III - CONTRIBUTIONS AND TRANSFERS

SECTION 3.01 CONTRIBUTIONS.

On the application form you choose which Divisions will be available under your Certificate (the Guaranteed Interest Division is always available). Once this choice is made, you may only allocate Contributions to, or transfer among, these Divisions. You may add or subtract Divisions after the Certificate is issued to you by sending us a written request, but we have the right to decline your request.

On the application form you will also choose how to allocate your Contributions among the Divisions you have chosen. You need not allocate Contributions to each Division that you have chosen. You


No. 11993AC                                                               Page 7
may change your allocation instruction at any time by sending us the proper form. Allocation percentages must be in whole numbers (no fractions) and must equal 100%.

Each Contribution is allocated (after deduction of any tax charge that applies) in accordance with the allocation instructions in effect. Contributions made to an Investment Division purchase Accumulation Units in that Division, using the Accumulation Unit Value next computed after the Transaction Date.

We have the right not to accept an initial Contribution of less than [$1,000] or, for payroll deductions and any subsequent Contributions, a Contribution of less than [$50]. We may refuse to accept any Contribution if such Annuitant's current age at last birthday is 80 or greater.

In addition, we may refuse to accept a Contribution if the total Contributions would exceed:

(a)  [$500,000,] if the Annuitant's current age at last birthday is 75 or less.

(b)  [$250,000,] if the Annuitant's current age at last birthday is 76-79.

We have the right to further limit Contributions as described in Section 8.03.

SECTION 3.03 TRANSFERS AMONG DIVISIONS.

You may request a transfer of all or part of the amount you have in a Division to one or more of the Divisions. A transfer request may be made in writing. It may also be made by telephone, subject to our requirements for telephone requests. All transfers will be made on the Transaction Date and will be subject to our rules. With respect to the Investment Divisions, the transfers will be made at the Accumulation Unit value next computed after the Transaction Date.

If you have chosen any combination of Divisions that include a Type B Investment Division described in Section 2.02 (whether or not amounts have actually been placed in any such Division), then the maximum amount which may be transferred in any Contract Year from the Guaranteed Interest Division to any other Division is:

(a) [25%] of the amount you have in the Guaranteed Interest Division on the last day of the prior Contract Year or, if greater,

(b) the total of all amounts transferred at your request from the Guaranteed Interest Division to any of the other Divisions in the prior Contract Year.

We will to accept a request for a transfer of less than [$300], unless the Annuity Account Value is less than [$300]. We have the right to impose further restrictions on transfers. See Section 8.03.

                       PART IV WITHDRAWALS AND TERMINATION

SECTION 4.01 PARTIAL WITHDRAWALS.

You may make a written request to us for a partial withdrawal from the Divisions before the Retirement Date and while the Annuitant is alive.

On the Transaction Date, we will pay the amount requested or, if less, the Cash Value. The amount to be paid plus any withdrawal charge that applies (see
Section 6.01) will be withdrawn on a pro-rate basis from the amounts you have in the Divisions, unless you choose otherwise.

We will not accept a request for a partial withdrawal of less than $300, unless the Annuity Account Value is less than $300. Also, if a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and have the right to pay the Annuity Account Value to you, and coverage under the Contract will be terminated.


No. 11993AC                                                               Page 8

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT.

On or before the Annuitant's Retirement Date, and while the Annuitant is alive, you may choose to terminate coverage under the Contract. You must do so in writing. We will determine the Cash Value to be paid as of the Transaction Date. No withdrawal charge will be applied if the amount withdrawn is used to provide a life annuity offered by us or one of our affiliated or subsidiary life insurance companies.

If coverage is terminated before the Retirement Date, a charge for any taxes that we have paid may be deducted. If we have previously deducted charges for taxes from Contributions as described in Section 3.01, we will not again deduct charges for the same taxes on termination.

Before the Retirement Date, we have the right to pay the Cash Value under the Contract and terminate coverage if (i) no Contributions are made during the last three completed Contract Years, or (ii) after three Contract Years the Annuity Account Value is less than $500. We also have the right to terminate coverage under the Contract if no Contributions have been made within 120 days of the Contract Date shown on page 3 of this Certificate.

                             PART V - DEATH BENEFITS

SECTION 5.01 DEATH BENEFIT.

Unless your surviving spouse becomes the Annuitant under Section 5.02, upon receipt of due proof of the Annuitant's death we will pay a death benefit to the beneficiary named under Section 5.03.

The amount of the death benefit payable is equal to (a) the Annuity Account Value or, if more, (b) the minimum death benefit. The minimum death benefit is the sum of all Contributions made (less any tax charges that apply) and less the total of any withdrawals made as described in Section 4.01.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have chosen the form described in the last paragraph of Section
5.03. Also pursuant to the last paragraph of Section 5.03, if no such choice has been made at the Annuitant's death, we will pay the death benefit to the beneficiary in a single sum.

However, the beneficiary may instead choose before we pay the death benefit to apply the death benefit to provide (i) a form of an Annuity Benefit, (ii) any other form of benefit payment, (iii) any combination of forms of benefit payment. All choices will be subject to the forms we then offer, our rules then in effect, and any requirements under the Code.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES.

Upon the death of the Owner before the Retirement Date:

(i) If you are both the Owner and the Annuitant, we will pay the death benefit described in Section 5.01. If you are married at the date of your death before the Retirement Date and your spouse is the named beneficiary, your spouse will be the successor Owner and Annuitant and no death benefit will be payable at such time.

(ii) If you are not the Annuitant, the named beneficiary (successor owner) described in Section 5.03 will succeed as Owner, even if any co-owner exists. The entire amount in the Divisions (subject to any withdrawal charges which apply) must be fully paid by the fifth anniversary of your death, or payments must begin within one year after your death as a life annuity or installment option, for a period of not longer than the life expectancy of the named beneficiary. If you have not chosen a form of payment described in the last paragraph of Section 5.03, and if the beneficiary named under Section 5.03 does not choose to receive the payments required by this Section in a form of Annuity Benefit, a series of


No. 11993AC                                                               Page 9
        partial withdrawals, or any payout option acceptable under Section 72(s) of the Code and our rules at the time, we will pay the amount in the Divisions in a single sum to the beneficiary on the fifth anniversary of your death. Subject to our rules at the time of payment and the completion of an application, the beneficiary may choose to apply such a single sum payment to a new nonqualified annuity contract to be owned by the beneficiary. However, if the named beneficiary is your spouse, full payments of amounts under the Contract must be made no later than five years after the spouse's death.

If payments under an Annuity Benefit had begun before your death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit chosen.

If the Annuitant dies before the entire amount in the Divisions is paid, we will pay the death benefit as described in Section 5.01.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER.

On the application, you give us the name of the beneficiary who is to receive any death benefit payable on the death of the Annuitant. Unless you direct otherwise, the person named as beneficiary on the death of the Annuitant will also be the person who succeeds as Owner on your death while the Annuitant is alive as described in Section 5.02. You may change any beneficiary or successor Owner from time to time during the Annuitant's lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form was signed, whether or not you are living on the date of receipt. We will not be liable as to any payment we may make before we receive any such change.

On the application you may name a person to be primary beneficiary on the death of the Annuitant under Section 5.01 and another person to be a contingent beneficiary if the primary beneficiary dies before the Annuitant. Also, if you are not the Annuitant, on the application you may name a person to be your successor Owner and to receive the amounts required to be paid under Section
5.02 (on your death before the Retirement Date while coverage under the Contract is in force) and another person to be successor Owner, if your first choice as successor Owner dies before you.

Unless you direct otherwise, if you have named two or more persons as death benefit beneficiary, the beneficiary will be the named person or persons who survive the Annuitant. If more than one survive they will share equally.

If you are not the Annuitant and you name two or more persons to succeed as Owner, the successor Owner will be the named person or persons who survive you, unless you direct otherwise. If more than one survive they will share equally, unless you direct otherwise.

If you are the  Annuitant,  any part of a death benefit  payable as described in
Section 5.01 for which there is no named beneficiary living at your death will be payable in a single sum to your children who survive you. The payments will be made in equal shares, or should none survive then to your estate.

If you are not the Annuitant, and if no beneficiary named to receive the death benefit payable as described in Section 5.01 survives the Annuitant, we will pay such death benefit in a single sum to you. In the event of your death after the Annuitant, but before we pay such death benefit, the death benefit will be payable in a single sum to your children who survive you, in equal shares, or should none survive, to your estate.

If you are not the Annuitant and you die before the Retirement Date while the Annuitant is still living, and if no person is named as successor Owner to receive the amounts required to be paid as described in Section 5.02 is living at your death, such beneficiary will be presumed to be, in this order, (i) your surviving spouse, (ii) the Annuitant, (iii) your children who survive you, in equal shares, or (iv) your estate.


No. 11993AC                                                              Page 10

If you so choose in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on a form of annuity chosen by you, subject to our rules then in effect. If at your death there is no choice in effect, the beneficiary may make such a choice.

                                PART VI -- CHARGES

SECTION 6.01 WITHDRAWAL CHARGES.

If the amount of a withdrawal made under Section 4.01 or a termination payment made under Section 4.02 is more than the Free Corridor Amount (defined below), we will (a) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (b) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if one applies.

The withdrawal charge is equal to [6%] of the withdrawn Contributions which have been made in the current and five prior Contract Years.

For the purposes of this Section, amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of any Contributions. Also, any excess withdrawals (those pursuant to item (b) in the first paragraph of this Section) will be deemed withdrawals of older Contributions first and more recent Contributions next: that is, Contributions will be withdrawn in the order they were made.

"Free Corridor Amount" means an amount equal to 10% of the Annuity Account Value on the Transaction Date, minus the total of all prior withdrawals made as described in Section 4.01 in the current Contract Year.

However, a withdrawal charge will not apply upon any of these events:

(i)     the Annuitant dies and a death benefit is payable to the beneficiary, or

(ii) the receipt by us of a properly completed election form providing for the Annuity Account Value to be used to buy a life annuity as described in Section 7.03, or

(iii) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration, or

(iv) you give us proof which we accept that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician), or

(v) the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and it meets all of the following:

        o its main function is to provide skilled, intermediate, or custodial nursing care;

        o  it provides continuous room and board to three or more persons;

        o  it is supervised by a registered nurse or a licensed practical nurse;

        o  it keeps daily medical records of each patient;

        o  it controls and records all medications dispensed; and


No 11993AC                                                               Page 11

        o  its primary service is other than to provide housing for residents.

Moreover, the withdrawal charge will be reduced if needed in order to comply with any state law that applies.

However, a charge for taxes that we have paid may be deducted from amounts withdrawn. If we have previously deducted charges for taxes from Contributions as described in Section 3.01, we will not again deduct charges for the same taxes on withdrawals.

SECTION 6.02 CHARGE ON TRANSFER TO THIRD PARTY OR EXCHANGE.

If you request us to make a direct transfer to a third party of amounts under your Certificate, or request that your Certificate be exchanged for another contract or certificate issued by another insurance company, we deduct both a withdrawal charge as described in Section 6.01 (if any) and a charge of [$25] for any such direct transfer or exchange.

SECTION 6.03 ADMINISTRATIVE CHARGE.

As of the last Business Day of each calendar quarter, we will deduct an administrative charge from the Annuity Account Value. Such charge is equal to:

(i) for each calendar quarter during the first two Contract Years, [$6.00] or, if less, [0.50%] of the Annuity Account Value at the end of such quarter plus the amount of any withdrawals made as described in Section
        4.01 during such quarter;

(ii) for each calendar quarter during each Contract Year after the second Year, [$6.00.]

The charge will be allocated among the Divisions pro-rata based on the amounts that you have in the Divisions.

SECTION 6.04 DAILY SEPARATE ACCOUNT CHARGE.

Assets of the Investment Divisions will be subject to a daily asset charge. This daily charge is for financial accounting and for death benefits, mortality risk, expenses and expense risk which we assume. Such charge will be applied after any deductions to provide for taxes and will be at a rate not to exceed a guaranteed annual rate of 1.35%. We have the right to charge less on a current basis. The charge will be made pursuant to item (c) of "Net Investment Factor" as defined in Section 2.03.

                           PART VII - ANNUITY BENEFITS

SECTION 7.01 FIXED ANNUITY BENEFIT.

A "Fixed Annuity Benefit" is an Annuity Benefit under which the periodic payments are paid in a stated dollar amount.

Payments under a Fixed Annuity Benefit are typically made monthly. You may choose to have the Annuity Benefit paid at other intervals, such as every three months, six months, or twelve months, instead of monthly, subject to our rules at the time you make the choice. This choice may be made at the time the Annuity Benefit form as described in Section 7.03 is chosen; in that event, all references in this Certificate to monthly payments will be deemed to mean payments at the frequency chosen.

SECTION 7.02 VARIABLE ANNUITY BENEFIT.

A "Variable Annuity Benefit" is an Annuity Benefit under which the dollar amount of the monthly payments may go up or down based on the investment experience of the Stock Division of the Separate Account.


No. 11993AC                                                              Page 12

These terms apply to Variable Annuity Benefit payments:

     ANNUITY UNIT: The "Annuity Unit" is a unit used to determine amounts payable from the Stock Division under a Variable Annuity Benefit.

     ANNUITY UNIT VALUE: The "Annuity Unit Value" on August 27, 1981, was fixed at $1.26 and $1.52 for contracts with assumed base rates of net investment return of 5% and 3.5% a year, respectively. For any Valuation Period after such date, it is the Annuity Unit Value for the preceding Valuation Period times the Adjusted Net Investment Factor.

     ADJUSTED NET INVESTMENT FACTOR: The "Adjusted Net Investment Factor" for a Valuation Period is the Net Investment Factor for such Period reduced for each calendar day in the Valuation Period by:

     o .00013366 of the Net Investment Factor if the assumed base rate of net investment return is 5% a year; or

     o .00009425 of the Net Investment factor if the assumed base rate of net investment return is 3.5% a year.

        The assumed base rate of net investment return will be 5%, except in states where the laws that apply do not permit such rate.

     AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods which end in such month.

A Variable Annuity Benefit amount will go up if the average daily rate of investment return in the Stock Division is equivalent to more than 5% or 3.5% a year and will go down if such rate is equivalent to less than 5% or 3.5% a year. The daily rate of investment return is after deduction of charges described in
Section 6.04, investment advisory fees and direct operating expenses related to the Separate Account.

The amount of the first three monthly payments under any Variable Annuity Benefit is the amount that applies as described in the first paragraph of the attached Appendix. The amount of the fourth and each later monthly payment will be equal to the number of Annuity Units with respect to such benefit, times the Average Annuity Unit Value for the second calendar month preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number equal to:

(a)  the amount of the first monthly payment, divided by

(b) the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

We will notify the payee how each Variable Annuity Payment is determined.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS.

As of the Annuitant's Retirement Date, if the Annuitant is then living, the Annuity Account Value will be used to provide the Normal Form of Annuity Benefit (described below). However, you may instead choose (i) to receive the Cash Value in a single sum, (ii) to apply the Annuity Account Value or Cash Value, whichever applies as described in the first paragraph of Section 7.04, to provide an Annuity Benefit or any other form offered by us or one of our affiliated or subsidiary life insurance companies, or (iii) to apply the Cash Value to provide any other form of benefit payment offered by us, subject to our rules then in effect. At the time an Annuity Benefit is purchased, we will issue a supplementary contract which reflects the Annuity Benefit terms.

We will provide notice and election forms to you not more than six months before the Retirement Date.


No. 11993AC                                                              Page 13

If you choose to terminate  coverage  under the Contract as described in Section
4.02 before the Retirement Date, a choice may be made to receive any form of benefit payment offered by us, subject to our rules then in effect and any requirements of the Code which apply.

We will have the right to require you to give us any information we need to provide an Annuity Benefit. We will be fully protected in relying on such information and need not inquire as to the accuracy or completeness of it.

The following annuity forms will apply. We may offer other annuity forms as available from us or from one of our affiliated or subsidiary life insurance companies.

     NORMAL FORM. The term "Normal Form" of an Annuity Benefit means the Fixed Annuity Benefit payable on the Life - Period Certain Annuity Form, defined below.

     LIFE - PERIOD CERTAIN ANNUITY. The "Life - Period Certain Annuity" is an annuity payable on the Life Annuity Form, but with 10 years of payments guaranteed (10 years certain period). That is, if the Annuitant dies before the certain period has ended, payments will be paid to the beneficiary named to receive such payments for the balance of the certain period.

     JOINT AND SURVIVOR LIFE ANNUITY FORM. The "Joint and Survivor Life Annuity Form" is an annuity which provides monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be paid when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as chosen. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and end with the last payment due before the death of the survivor.

     LIFE ANNUITY FORM. The "Life Annuity Form" is an annuity which provides monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and end with the last payment due before the death of such person.

     PERIOD CERTAIN ANNUITY. The "Period Certain Annuity" is an annuity which does not involve life contingencies. It provides payments only for the period specified (usually 5, 10, 15, or 20 years, but other periods form 3 to 25 years are available from us) when the annuity is chosen. It does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments).

SECTION 7.04 AMOUNT OF ANNUITY BENEFITS.

If you choose as described in the first or third paragraph of Section 7.03 to have an Annuity Benefit paid in lieu of the Cash Value, the amount used to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form chosen provides payments for a person's remaining lifetime or (ii) the Cash Value if the annuity form chosen does not provide such lifetime payments.

The amount used to provide an Annuity Benefit may be reduced by a charge for any taxes which apply on annuity purchase payments. If we have previously deducted charges for taxes from Contributions as provided in Section 3.01, we will not again deduct charges for the same taxes before an Annuity Benefit is provided. The balance will be used to buy the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown in the attached Appendix or (ii) our then current individual annuity rates, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, the Benefit will be governed by our supplementary contract which will be issued to you.

After an Annuity Benefit is provided, the amounts you have in the Divisions and the Annuity Account Value will be zero.


No. 11993AC                                                              Page 14

SECTION 7.05 CONDITIONS.

We have the right to ask for proof acceptable to us that the person on whose life a benefit payment is based is alive when each payment is due. We will require proof of the age of any person on whose life an annuity form is based.

If a benefit was based on information that is later found not to be correct, such benefit will be adjusted on the basis of the correct information. The adjustment will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination. Overpayments by us will be charged against future payments. Underpayments will be added to future payments. Our liability is limited to the correct information and the actual amounts used to provide the benefits.

If we receive proof acceptable to us that (i) a payee is not physically or mentally competent to receive such payment or is a minor, (ii) another person or an institution has custody of such payee, and (iii) no guardian, committee, or anyone else for the payee's estate has been appointed, we may make the payments to such other person or institution. In the case of a minor, the payments will not exceed $200. We will then have no further liability with respect to the payments so made.

With respect to an annuity form providing payments for a period certain, you may name, and later change, a payee to receive future payments that fall due after the death of the person on whose life the payments are based.

If the amount to be applied to provide payments is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of as payments under the annuity form chosen.

Payments under annuity forms with lifetime payments end with the last payment due before the death of the person on whose life the payments are based or the end of the period certain if later.

                               PART VIII - GENERAL

SECTION 8.01 CONTRACT.

The Contract is the entire Contract between the parties. The terms of the Contract will govern with respect to our rights and obligations.

The Contract may not be changed, nor may any of our rights or rules be waived, except in writing and by our authorized officer. The terms of the Contract may be changed by amendment or replacement upon agreement between the Contract holder and us without the consent of any other person.

The benefits and values under the Contract will not be less than the minimum benefits required by any statute of the State in which a Certificate is delivered.

SECTION 8.02 STATUTORY COMPLIANCE.

We have the right to change the Contract without the consent of any other person in order to comply with laws and regulations which apply. Such right will include, but not be limited to, the right to conform the Contract and any Certificate to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service in order that each Certificate issued under the Contract will continue to be an "annuity" as described in
Section 72, or other Section which applies, of the Code.


No. 11993AC                                                              Page 15

SECTION 8.03 RIGHTS TO CHANGE.

We have the  following  rights to change  certain terms of the Contract and this
Certificate:

a.   upon at least 90 advance notice to you:

     (i) to establish or change minimum and maximum amounts which may apply to Contributions;

     (ii)   to establish or change restrictions on transfers among Divisions;

     (iii) to change any charge described in Section 6.01, 6.02 or 6.03, such as withdrawal charges and those related to the administrative functions covered by such charges, at any time to reflect any change in our expenses, subject to any law that applies;

     (iv) to change at any time on and after the fifth anniversary of the Contract Date, at intervals of not less than five years, the actuarial basis used in the Tables of Guaranteed Annuity Payments shown in the attached Appendix (no such change will apply to any Annuity Benefit provided before the change).

b.   with respect to the Separate Account:

     (i) to add Investment Divisions (or sub-divisions) to, or to remove Divisions (or sub-divisions) from, the Separate Account, or to add other separate accounts or investment funds;

     (ii)   to combine any two or more Investment Divisions or sub-divisions;

     (iii) to transfer the assets we determine to be the share of the class of contracts to which the Certificates issued under the Contract belong from any Investment Division to another Investment Division;

     (iv) to operate the Separate Account or any Investment Division as a management investment company under the Investment Company Act of 1940 (the "Act");

     (v) to deregister the Separate Account under the Act, provided that such action conforms with the terms of any law which applies;

     (vi)   to  restrict  or  eliminate  any  voting  rights as to the  Separate
            Account;

     (vii) to cause one or more Investment Divisions to invest some or all of their assets in one or more other trusts or investment companies.

     If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Any such change will be made only if we are doing so under all Certificates issued under the Contract.

SECTION 8.04 DEFERMENT.

The use of proceeds to provide a Variable Annuity, payment of a death benefit under Section 5.01 or 5.02 and payment of any portion of your Annuity Account Value (less any withdrawal charge) will be made within seven days after the Transaction Date. Payments or use of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange is closed or trading is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment or transfer of any portion


No. 11993AC                                                              Page 16
of the Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 8.05 ANNUAL REPORTS.

At the end of each Contract Year until the Retirement Date, we will send you a report showing:

   (1)  the dollar amount in the Guaranteed Interest Division,

   (2)  the total number of Accumulation Units in each Investment Division,

   (3)  the Accumulation Unit Value,

   (4)  the dollar amount in each Investment Division,

   (5)  the Cash Value, and

   (6)  the amount of the death benefit.

Also, after the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used to determine the amount of each Variable Annuity Benefit payment, if any. Such report will be mailed with each payment.

SECTION 8.06 CHANGE OF OWNER.

While the Annuitant is living, you may name a new Owner in writing in a form we accept. The change will take effect on the date you sign the written form, but it will not apply to any payment we make or other actions we take before we receive the form.

SECTION 8.07 ASSIGNMENTS.

The interest of anyone covered under the Contract may not be assigned as collateral or security for a loan. Otherwise, you may assign this Certificate and the rights described in it before the Retirement Date. We will not be bound by an assignment unless it is in writing and we have received it. Your rights and those of any other persons referred to in this Certificate will be subject to the assignment. We assume no responsibility for the validity of any assignment.

No amounts payable to a payee other than you may be assigned, unless permitted in this Certificate by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 8.08 AGE AND SEX.

If the age or sex on whose life an Annuity Benefit is based has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate which then applies. Such interest will be deducted from or added to future payments.


No. 11993AC                                                              Page 17

                                    APPENDIX

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of the Contract on the Life Annuity Form with Ten Years Certain. The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 3.0% interest and the 1983 Individual Annuity
Table "a" projected with modified Scale "G". The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on the 1983 Individual Annuity Table "a" projected with modified Scale "G" and a modified two year age set back, and on an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 7.02

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on the same actuarial basis.


                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                    LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
          (Minimum Monthly Income per $1,000 of Annuity Account Value)



              Monthly Income                                 Monthly Income
Age       Males           Females             Age       Males            Females
---       -----           -------             ---       -----            -------
60        4.68             4.22               73        6.25              5.58
61        4.77             4.29               74        6.39              5.72
62        4.87             4.37               75        6.55              5.87
63        4.97             4.46               76        6.70              6.03
64        5.08             4.54               77        6.86              6.19

65        5.19             4.64               78        7.02              6.36
66        5.31             4.73               79        7.18              6.53
67        5.43             4.84               80        7.34              6.70
68        5.56             4.95               81        7.50              6.88
69        5.69             5.06               82        7.66              7.06
70        5.82             5.18               83        7.81              7.23
71        5.96             5.31               84        7.96              7.41
72        6.10             5.44               85        8.11              7.58


No. 11993AC                                                              Page 18

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)
                       VARIABLE ANNUITY BENEFIT PAYABLE ON
      THE LIFE ANNUITY FORM WITH TEN YEARS CERTAIN IF ASSUMED BASE RATE OF
                                   RETURN IS:

                          3.5%                               5.0%

Age              Males           Females            Males           Females
---              -----           -------            -----           -------
60               4.80              4.37             5.69              5.28
61               4.88              4.44             5.77              5.34
62               4.97              4.51             5.86              5.41
63               5.06              4.59             5.94              5.48
64               5.16              4.66             6.04              5.55
65               5.26              4.75             6.14              5.63
66               5.37              4.83             6.24              5.71
67               5.48              4.93             6.34              5.80
68               5.59              5.02             6.46              5.89
69               5.71              5.13             6.57              5.99
70               5.84              5.23             6.69              6.10


No. 11993AC                                                              Page 19

[THE EQUITABLE LOGO]

                                   ENDORSEMENT
                         APPLICABLE TO IRA CERTIFICATES
       under which both periodic Contributions and rollover Contributions, as described in this Endorsement, may be made.


This Certificate is deemed an "IRA Certificate" if it is issued as an individual retirement annuity contract which meets the requirements of Section 408(b) of the Code. If this Certificate is to be so deemed, this will be specified in the application and on page 3 of this Certificate. If so, then it is established for the exclusive benefit of you and your beneficiaries, and the terms below change, or are added to, the stated Sections of this Certificate.

SECTION 1.16 OWNER:

        The Owner of an IRA Certificate will be the Annuitant. So both "the Owner" and "the Annuitant" as used in this Certificate mean you.

SECTION 1.18 RETIREMENT DATE:

        Section 1.18 of this Certificate defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before your Retirement Date, you may change your Retirement Date to a later age (up to age 85). In such a case you must withdraw at least the minimum distributions required under Sections 408(b) and 401(a) (9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Endorsement.

SECTION 3.01 CONTRIBUTIONS:

        Section 3.01 states that an initial contribution of less than[$1,000] may not be accepted. This does not apply to IRA Certificates.

        The following will also apply:

        Contributions are not fixed and may be made at any time and in any amount which is at least [$50.]

        No Contributions will be accepted unless they are in cash. Except in the case of a rollover contribution (as permitted by Sections 402(c), 403(a)(4, 403(b)(8), or 408(d)(3) of the Code), the total of such Contributions will not exceed $2,000 for any taxable year. Amounts transferred to the Contract from an individual retirement account or annuity contract which meets the requirements of Section 408 of the Code are not subject to the $2,000 limit.

        If you make a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403(b)(8) of the Code and you commingle such Contribution with other Contributions, you may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

        In the event that an annuity bought under the contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, we will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, we will pay to you the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an annuity which meets such requirements.



PF11993IRA                                                                Page 1

SECTION 5.01 DEATH BENEFIT:

        If you married at you death before the Retirement Date, and your spouse is named as death beneficiary, you spouse will be treated as the contingent annuitant (Annuitant and Owner) under this Certificate. Payment of the death benefit is subject to Section 7.03 of this Endorsement.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

        This Section does not apply to IRA Certificates.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER:

        Section 5.03 is deleted and the following inserted in its place.

        SECTION 5.03 BENEFICIARY

        On the application, you give us the name of the beneficiary who is to receive any death benefit payable on your death. You may change the beneficiary from time to time during your lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form was signed, whether or not you are living on the date of receipt. We will not be liable as to any payment we may make before we receive any such change.

        On the application you may name a person to be primary beneficiary on your death and another person to be contingent beneficiary if the primary beneficiary dies before you. Unless you direct otherwise, if you have named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive you. If more than one survive, they will share equally.

        Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at your death will be payable in a single sum to your children who survive you. The payments will be made in equal shares, or should none survive, then to your estate.

        If you so choose in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on a form of annuity chosen by you, subject to our rules then in effect. If at your death there is no choice in effect, the beneficiary may make such a choice.

SECTION 6.01 WITHDRAWAL CHARGES:

        Section 6.01 describes the events under which a withdrawal charge will not apply. The event below is added:

        (vi) a request is made for a refund of a Contribution in excess of amounts allowed to be contributed under Section 219 and/or Section 408 of the Code within one month of the date on which the Contribution is made.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

        Section 7.03 of this Certificate refers to the Normal Form of annuity which is payable. The Normal Form that applies under an IRA Certificate, in lieu of the form shown in said Section, is defined as follows:

        The term "Normal Form of an Annuity Benefit means, (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of your monthly payment

PF11993IRA                                                       Page 2
        amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

        Also, the payment of Annuity Benefits as described in Section 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply:

        Your entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which you attain age 70-1/2 ("Required Start Date"). The entire interest may be paid, as you choose, over (a) your life, or the lives of you and the named beneficiary, or (b) a period certain which does not extend beyond your "life expectancy" (defined below), or the joint and last survivor expectancy of you and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q&A F-3 of Proposed Treasury Regulation Section 1.401 (a)
        (9)-1 or successor).

        All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

        For purposes of the above, "life expectancy" is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation
        Section 1.72-9. Unless you otherwise choose before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

        If you die after payment of your entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before your death.

        If you die before payment of your entire interest begins, payment of your entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below:

        (a) If your interest is payable to a beneficiary, then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of your death.

        (b) If the named beneficiary is your surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the calendar year which follows the year of your death or, if later, (ii) December 31 of the calendar year in which you would have reached age 70-1/2.

        For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after your death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

PF11993IRA                                                        Page 3

        Payments under this Section are deemed to have begun if payments are made because you have reached the Required Start Date or if, before the Required Start Date, payments commence to you over a period permitted and in an annuity form acceptable under proposed Treasury Regulation 1.401(a)(9)-1 or any successor.

SECTION 8.05 ANNUAL REPORTS:

        Section 8.05 lists the reports we will send you. We will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION 8.06 CHANGE OF OWNER:

        You may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

        In addition to the restrictions on assignments described in section 8.07, your entire interest under this Certificate is not transferable except by surrender to us. Further, your interest under this Certificate in non-forfeitable.

APPENDIX

        In lieu of the Appendix, the attached "Appendix IRA" applies.





PF11993IRA                                           Page 4

                                  APPENDIX IRA
                         APPLICABLE TO IRA CERTIFICATES

        The Tables of Guaranteed Annuity Payments set forth this minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.0% interest and the 1983 Individual Annuity Table "a" projected with modified Scale "G." The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" projected with modified Scale "G" and a modified two year age set back, and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

        Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on the same actuarial basis.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)


                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                          SURVIVOR LIFE ANNUITY FORM --
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

                                                                           Female Ages
                                                                           -----------
        Age        60        61         62         63        64         65         66         67        68         69         70

        60        3.86      3.90       3.93       3.97      4.01       4.05       4.08       4.12      4.15       4.19       4.22
        61        3.88      3.92       3.96       4.00      4.04       4.08       4.12       4.16      4.19       4.23       4.27
        62        3.91      3.95       3.99       4.03      4.07       4.11       4.15       4.19      4.23       4.27       4.31
        63        3.93      3.97       4.01       4.06      4.10       4.14       4.19       4.23      4.28       4.32       4.36
   Male 64        3.95      3.99       4.04       4.08      4.13       4.18       4.22       4.27      4.32       4.36       4.41
   Ages 65        3.97      4.02       4.06       4.11      4.16       4.21       4.26       4.31      4.35       4.40       4.45
        66        3.99      4.04       4.09       4.14      4.19       4.24       4.29       4.34      4.39       4.45       4.50
        67        4.01      4.06       4.11       4.16      4.21       4.27       4.32       4.38      4.43       4.49       4.54
        68        4.02      4.08       4.13       4.18      4.24       4.30       4.35       4.41      4.47       4.53       4.59
        69        4.04      4.10       4.15       4.21      4.26       4.32       4.38       4.44      4.51       4.57       4.63
        70        4.06      4.11       4.17       4.23      4.29       4.35       4.41       4.48      4.54       4.61       4.67







PF11993IRA                                           Page 5

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
               (Minimum Monthly Income per $1000 of Annuity Value)

                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                        RATE OF NET INVESTMENT RETURN IS:

                             3.5%                             5.0%
                             ----                             ----
    AGE            MALES            FEMALES          MALES            FEMALES
    ---            -----            ------           -----            -------
    60             4.88              4.41            5.79              5.32
    61             4.97              4.48            5.88              5.39
    62             5.07              4.55            5.98              5.46
    63             5.17              4.63            6.08              5.54
    64             5.28              4.72            6.19              5.62
    65             5.40              4.81            6.31              5.71

    66             5.52              4.90            6.43              5.80
    67             5.66              5.00            6.56              5.90
    68             5.80              5.11            6.71              6.00
    69             5.95              5.22            6.86              6.11
    70             6.11              5.34            7.02              6.23





PF11993IRA                                           Page 6

[THE EQUITABLE LOGO]

                                   ENDORSEMENT
                         APPLICABLE TO IRA CERTIFICATES
                    under which only rollover Contributions,
                 as described in this Endorsement, may be made.

This Certificate is deemed an "IRA Certificate" if it is issued as an individual retirement annuity contract which meets the requirements of Section 408(b) of the Code. If this Certificate is to be so deemed, this will be specified in the application to enroll under the Contract and on page 3 of this Certificate. If so, then it is established for the exclusive benefit of you and your beneficiaries, and the terms below change, or are added to, the stated Sections of this Certificate.

SECTION 1.16 OWNER:

     The Owner of an IRA Certificate will be the Annuitant. So both "the Owner" and "the Annuitant" as used in this Certificate mean you.

SECTION 1.18 RETIREMENT DATE:

     Section 1.18 of this Certificate defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before your Retirement Date, you may change your Retirement Date to a later age (up to age 85). In such case you must withdraw at least the minimum distributions required under Sections 408(b) and 401(a)(9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Endorsement.

SECTION 3.01 CONTRIBUTIONS:

     The following will also apply:

     We will only accept Contributions which qualify as "eligible rollover amounts" within the meaning of Section 402(c) or 403(b)(8) of the Code, or "rollover contributions" from a "conduit" individual retirement account or annuity described in Section 408(d)(3)(A)(ii) and (iii) of the Code, as the case may be.

     If you make a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403(b)(8) of the Code and you commingle such Contribution with other Contributions, you may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

     In the event that an annuity bought under the Contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, we will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, we will pay to you the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an annuity which meets such requirements.

PF 11993QPI                                                               Page 1

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

SECTION 5.01 DEATH BENEFIT:

     If you are married at your death before the Retirement Date, and your spouse is named as death beneficiary, your spouse will be treated as the contingent annuitant (Annuitant and Owner) under this Certificate. Payment of the death benefit is subject to Section 7.03 of this Endorsement.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

     This Section does not apply to IRA Certificates.

SECTION 5.03 BENEFICIARY -- SUCCESSOR OWNER:

     Section 5.03 is deleted and the following inserted in its place.

     SECTION 5.03 BENEFICIARY

     On the application, you give us the name of the beneficiary who is to receive any death benefit payable on your death. You may change the beneficiary from time to time during your lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form was signed, whether or not you are living on the date of receipt. We will not be liable as to any payment we may make before we receive any such change.

     On the application you may name a person to be primary beneficiary on your death and another person to be contingent beneficiary if the primary beneficiary dies before you. Unless you direct otherwise, if you have named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive you. If more than one survive, they will share equally.

     Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at your death will be payable in a single sum to your children who survive you. The payments will be made in equal shares, or should none survive, then to your estate.

     If you so choose in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on a form of annuity chosen by you, subject to our rules then in effect. If at your death there is no choice in effect, the beneficiary may make such a choice.

SECTION 6.01 WITHDRAWAL CHARGES:

     Section 6.01 describes the events under which a withdrawal charge will not apply. The event below is added:

     (vi) a request is made for a refund of a Contribution in excess of amounts allowed to be contributed under Section 219 and/or Section 408 of the Code within one month of the date on which the Contribution is made.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

     Section 7.03 of this Certificate refers to the Normal Form of annuity which is payable. The Normal Form that applies under an IRA Certificate, in lieu of the form shown in said Section, is defined as follows:

PF 11993QPI                                                               Page 2

     The term Normal Form of an Annuity Benefit means, (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of your monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

     Also, the payment of Annuity Benefits as described in Section 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply:

     Your entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which you attain age 70-1/2 ("Required Start Date"). The entire interest may be paid, as you choose, over (a) your life, or the lives of you and the named beneficiary, or (b) a period certain which does not extend beyond your "life expectancy" (defined below), or the joint and last survivor expectancy of you and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q & A F-3 of Proposed Treasury Regulation Section 1.401(a)(9)-1 or successor).

     All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

     For purposes of the above, "life expectancy" is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise choose before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

     If you die after payment of your entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before your death.

     If you die before payment of your entire interest begins, payment of your entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or
     (b) below:

     (a) If your interest is payable to a beneficiary, then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of your death.

     (b) If the named beneficiary is your surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the

PF 11993QPI                                                               Page 3
           calendar  year  which  follows  the  year of your death or, if later,
           (ii) December 31 of the calendar year in which you would have reached age 70-1/2.

     For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after your death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

     Payments under this Section are deemed to have begun if payments are made because you have reached the Required Start Date or if, before the Required Start Date, payments commence to you over a period permitted and in an annuity form acceptable under proposed Treasury Regulation 1.401(a)(9)-1 or any successor.

SECTION 8.05 ANNUAL REPORTS:

     Section 8.05 lists the reports we will send you. We will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION 8.06 CHANGE OF OWNER:

     You may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

     In addition to the restrictions on assignments described in section 8.07, your entire interest under this Certificate is not transferable except by surrender to us. Further, your interest under this Certificate is non-forfeitable.

APPENDIX

     In lieu of the Appendix, the attached "Appendix IRA" applies.

PF 11993QPI                                                               Page 4

                                  APPENDIX IRA
                         APPLICABLE TO IRA CERTIFICATES

The Tables of Guaranteed Annuity Payments set forth this minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.0% interest and the 1983 Individual Annuity Table "a" projected with modified Scale "G." The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" projected with modified Scale "G" and a modified two year age set back, and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on the same actuarial basis.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                          SURVIVOR LIFE ANNUITY FORM --
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

                                                  Female Ages
                                                  -----------
             Age     60      61       62      63       64       65      66       67       68      69       70
             60      3.86    3.90     3.93    3.97     4.01     4.05    4.08     4.12     4.15    4.19     4.22
             61      3.88    3.92     3.96    4.00     4.04     4.08    4.12     4.16     4.19    4.23     4.27
             62      3.91    3.95     3.99    4.03     4.07     4.11    4.15     4.19     4.23    4.27     4.31
             63      3.93    3.97     4.01    4.06     4.10     4.14    4.19     4.23     4.28    4.32     4.36
 Male        64      3.95    3.99     4.04    4.08     4.13     4.18    4.22     4.27     4.32    4.36     4.41
 Ages        65      3.97    4.02     4.06    4.11     4.16     4.21    4.26     4.31     4.35    4.40     4.45
 ----        66      3.99    4.04     4.09    4.14     4.19     4.24    4.29     4.34     4.39    4.45     4.50
             67      4.01    4.06     4.11    4.16     4.21     4.27    4.32     4.38     4.43    4.49     4.54
             68      4.02    4.08     4.13    4.18     4.24     4.30    4.35     4.41     4.47    4.53     4.59
             69      4.04    4.10     4.15    4.21     4.26     4.32    4.38     4.44     4.51    4.57     4.63
             70      4.06    4.11     4.17    4.23     4.29     4.35    4.41     4.48     4.54    4.61     4.67

PF 11993QPI                                                               Page 5

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
               (Minimum Monthly Income per $1000 of Annuity Value)

                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                        RATE OF NET INVESTMENT RETURN IS:
                        ---------------------------------

                            3.5%                              5.0%
                            ----                              ----
   AGE              MALES            FEMALES          MALES           FEMALES
   ---              -----            -------          -----           -------
   60                4.88             4.41            5.79             5.32
   61                4.97             4.48            5.88             5.39
   62                5.07             4.55            5.98             5.46
   63                5.17             4.63            6.08             5.54
   64                5.28             4.72            6.19             5.62
   65                5.40             4.81            6.31             5.71

   66                5.52             4.90            6.43             5.80
   67                5.66             5.00            6.56             5.90
   68                5.80             5.11            6.71             6.00
   69                5.95             5.22            6.86             6.11
   70                6.11             5.34            7.02             6.23

PF 11993QPI                                                               Page 6

[THE EQUITABLE LOGO]

                                   ENDORSEMENT
                         APPLICABLE TO SEP CERTIFICATES


This Certificate is deemed a "SEP Certificate" if it is purchased under a written program which is a "Simplified Employee Pension," as described in
Section 408(k) of the Code. Such a program as adopted by the Annuitant's employer may provide for salary reductions, whereby the employer makes tax-deferred contributions for the Annuitant in lieu of salary, and must meet the requirements of Section 408(b) of the Code. If this Certificate is to be so deemed, this will be specified in the application to enroll under the Contract and on page 3 of this Certificate. If so, then it is established for the exclusive benefit of you and your beneficiaries, and the terms below change, or are added to, the stated Sections of this Certificate.

SECTION 1.16 OWNER:

         The Owner of a SEP Certificate will be the Annuitant. So both "the Owner" and "the Annuitant" as used in this Certificate mean you.

SECTION 1.18 RETIREMENT DATE:

         Section 1.18 of this Certificate defines the "Retirement Date." No initial choice of Retirement Date may be later than age 70-1/2. Before your Retirement Date, you may change your Retirement Date to a later age (up to age 85). In such a case you must withdraw at least the minimum distributions required under Sections 408(b) and 401(a)(9) of the Code and Treasury Regulations that apply. See Section 7.03 of this Endorsement.

SECTION 3.01 CONTRIBUTIONS:

         Section 3.01 states that an initial contribution of less than [$1,000] may not be accepted. This does not apply to SEP Certificates.

         The following will also apply:

         Contributions are not fixed and may be made at any time and in any amount of at least [$50.]

         No Contributions will be accepted unless they are in cash. Except in the case of a rollover contribution (as permitted by Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), or a Contribution made under the terms of a Simplified Employee Pension as contained in
         Section 408(k) of the Code, the total of such Contributions will not exceed $2,000 for any taxable year. Amounts transferred to the Contract from an individual retirement account or annuity contract which meets the requirements of Section 408 of the Code are not subject to the $2,000 limit.

         If you make a Contribution which qualifies as an eligible retirement plan rollover within the meaning of Section 402(c) or 403(b)(8) of the Code and you commingle such Contribution with other Contributions, you may not be able to roll over the eligible retirement plan Contributions and earnings to another qualified plan or Code Section 403(b) arrangement at a future date, unless the Code permits.



PF11993SEP                                                                Page 1

SECTION 4.02 TERMINATION OF COVERAGE UNDER THE CONTRACT:

         In the event that an annuity bought under the Contract fails to qualify as an annuity which meets the requirements of Section 408(b) of the Code, we will have the right, upon receipt of notice of such fact, before the Retirement Date, to terminate coverage under the Contract. In that case, we will pay to you the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an annuity which meets such requirements.

SECTION 5.01 DEATH BENEFIT:

         If you are married at your death before the Retirement Date, and your spouse is named as death beneficiary, your spouse will be treated as the contingent annuitant (Annuitant and Owner) under this Certificate. Payment of the death benefit is subject to Section 7.03 of this Endorsement.

SECTION 5.02 OWNER DEATH DISTRIBUTION RULES:

         This Section does not apply to SEP Certificates.

SECTION 5.03 BENEFICIARY - SUCCESSOR OWNER:

         Section 5.03 is deleted and the following inserted in its place.

         SECTION 5.03 BENEFICIARY

         On the application, you give us the name of the beneficiary who is to receive any death benefit payable on your death. You may change the beneficiary from time to time during your lifetime and while coverage under the Contract is in force. Any such change must be made in writing in a form we accept. A change will, upon receipt at the Processing Office, take effect as of the date the written form was signed, whether or not you are living on the date of receipt. We will not be liable as to any payment we may make before we receive any such change.

         On the application you may name a person to be primary beneficiary on your death and another person to be contingent beneficiary if the primary beneficiary dies before you. Unless you direct otherwise, if you have named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive you. If more than one survive, they will share equally.

         Any part of a death benefit payable as described in Section 5.01 for which there is no named beneficiary living at your death will be payable in a single sum to your children who survive you. The payments will be made in equal shares, or should none survive, then to your estate.

         If you so choose in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on a form of annuity chosen by you, subject to our rules then in effect. If at your death there is no choice in effect, the beneficiary may make such a choice.



PF11993SEP                                                                Page 2

SECTION 6.01 WITHDRAWAL CHARGES:

         Section 6.01 describes the events under which a withdrawal charge will not apply. The events below are added:

         (vi) a request is made for a refund of a Contribution in excess of amounts allowed to be contributed under Section 219 and/or
                   Section 408 of the Code within one month of the date on which the Contribution is made, or

         (vii) a distribution of deferrals disallowed by reason of failure to meet the requirements of Section 408(k)(6)(A)(ii) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 which follows the calendar year of the notification by your employer of such disallowance, or

         (viii) a distribution of "excess contributions," as such term is defined in Section 408(k)(6)(C)(ii) of the Code, including the income thereon and less any loss allowable thereto, is made no later than the end of the plan year of the Simplified Employee Pension which follows the plan year in which such excess contributions were made, or

         (ix) a distribution of "excess deferrals" as such term is defined in Section 402(g)(2) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 which follows the year in which such excess deferrals were made.

SECTION 7.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS:

         Section 7.03 of this Certificate refers to the Normal Form of annuity which is payable. The Normal Form that applies under a SEP Certificate, in lieu of the form shown in said Section, is defined as follows:

         The term "Normal Form" of an Annuity Benefit means, (i) if you have a living spouse at the retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity form with your spouse as the contingent annuitant (with 100% of your monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

         Also, the payment of Annuity Benefits as described in Section 7.03 is subject to the terms which follow, in order to comply with Section 401(a)(9) of the Code and the Treasury Regulations which apply:

         Your entire interest in the Certificate will be paid or begin to be paid no later than the April 1 which follows the calendar year in which you attain age 70-1/2 ("Required Start Date"). The entire interest may be paid, as you choose, over (a) your life, or the lives of you and the named beneficiary, or (b) a period certain which does not extend beyond your "life expectancy" (defined below), or the joint and last survivor expectancy of you and the named beneficiary. Payments must be made in periodic payments at intervals no longer than one year. Also, payments must be either non-increasing or they may increase only as provided in Regulations (Q & A F-3 of Proposed Treasury Regulation Section 1.401
         (a)(9)-1 or successor).



PF11993SEP                                                                Page 3

         All payments made under the Certificate will be made in accordance with the requirements of Code Section 401(a)(9), including the incidental death benefit requirements of the Code (Section 401(a)(9)(G)) and Treasury Regulations which apply (Proposed Treasury Regulation Section 1.401(a)(9)-2).

         For purposes of the above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation
         Section 1.72-9. Unless you otherwise choose before the time payments must begin, life expectancies will be recalculated each year. Such choice may never be changed and will apply to all years which follow. In the case of any named beneficiary other than the spouse, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 1/2 and payments for any calendar year which follows will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

         If you die after payment of your entire interest has begun, the remainder of such interest will continue to be paid at least as quickly as under the payment method of distribution being used before your death.

         If you die before payment of your entire interest begins, payment of your entire interest will be completed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs, except to the extent that a choice is made to receive death benefit payments under (a) or (b) below:

         (a) If your interest is payable to a beneficiary, then the entire interest may be paid over the life of, or over a "period certain" not greater than the life expectancy of, the named beneficiary. Such payments must commence on or before December 31 of the calendar year which follows the year of your death.

         (b) If the named beneficiary is your surviving spouse, the date that payments must begin under (a) above will not be earlier than (i) December 31 of the calendar year which follows the year of your death or, if later, (ii) December 31 of the calendar year in which you would have reached age 70-1/2.

         For purposes of the "period certain" used in (a) above, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of payments which begin after your death, unless the surviving spouse chooses otherwise by the time payments are required to begin, life expectancies will be recalculated each year. Such choice may never be changed by such spouse and will apply to all years which follow. In the case of any other named beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which payments are required to begin, as described in this Section, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has passed since the calendar year life expectancy was first calculated.

         Payments under this Section are deemed to have begun if payments are made because you have reached the Required Start Date or if, before the Required Start Date, payments commence to you over a period permitted and in an annuity form acceptable under proposed Treasury Regulation 1.401(a)(9)-1 or any successor.



PF11993SEP                                                                Page 4

SECTION 8.05 ANNUAL REPORTS:

         Section 8.05 lists the reports we will send you. We will also send a report as of the end of each calendar year showing the status of the annuity and any other reports required by the Code or Treasury Regulations.

SECTION 8.06 CHANGE OF OWNER:

         You may not name a new owner.

SECTION 8.07 ASSIGNMENTS:

         In addition to the restrictions on assignments described in section 8.07, your entire interest under this Certificate is not transferable except by surrender to us. Further, your interest under this Certificate is non-forefeitable.

SECTION 8.08 AGE AND SEX:

         A misstatement of the sex of any person upon whose life an Annuity Benefit depends does not apply, since the Annuity Benefit tables which apply, as shown in the Appendix for SEP Certificates, has the same values for both sexes.

APPENDIX

         In lieu of the Appendix, the attached "Appendix SEP" applies.





PF11993SEP                                                                Page 5

                                  APPENDIX SEP
                         APPLICABLE TO SEP CERTIFICATES

The Tables of Guaranteed Annuity Payments set forth this minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.0% interest and the 1983 Individual Annuity Table "a" projected with modified Scale "G" and adjusted to a unisex basis based on a 20%-80% split of males and females, at age 55. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" projected with modified Scale "G", adjusted with a modified two year age set back and a 20%-80% split of males and females, at age 55 and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 7.02.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on the same actuarial basis.

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)


                 FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND
                          SURVIVOR LIFE ANNUITY FORM --
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)


  Age         60         61        62         63         64        65         66         67         68        69         70

  60         3.79       3.82      3.84       3.87       3.90      3.92       3.95       3.97       4.00      4.02       4.04
  61                    3.85      3.87       3.90       3.93      3.96       3.99       4.02       4.04      4.07       4.09
  62                              3.91       3.94       3.97      4.00       4.03       4.06       4.09      4.11       4.14
  63                                         3.97       4.00      4.04       4.07       4.10       4.13      4.16       4.19
  64                                                    4.04      4.07       4.11       4.14       4.18      4.21       4.24
  65                                                              4.11       4.15       4.19       4.22      4.26       4.29

  66                                                                         4.19       4.23       4.27      4.30       4.34
  67                                                                                    4.27       4.31      4.35       4.39
  68                                                                                               4.36      4.40       4.44
  69                                                                                                         4.45       4.50
  70                                                                                                                    4.55




PF11993SEP                                                                Page 6

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
               (Minimum Monthly Income per $1000 of Annuity Value)

                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                        RATE OF NET INVESTMENT RETURN IS:

                                      3.5%                           5.0%
                                      ----                           ----

          AGE
           60                         4.49                           5.41
           61                         4.57                           5.48
           62                         4.65                           5.56
           63                         4.73                           5.64
           64                         4.82                           5.73
           65                         4.91                           5.82

           66                         5.01                           5.91
           67                         5.12                           6.02
           68                         5.23                           6.13
           69                         5.35                           6.24
           70                         5.48                           6.37




PF11993SEP                                                                Page 7